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Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-231203

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities is filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities, and are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 15, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 3, 2019)

€

CyrusOne LP
CyrusOne Finance Corp.

€            % Senior Notes due 2027

         CyrusOne LP and CyrusOne Finance Corp. (the "issuers") are offering €            in aggregate principal amount of their         % Senior Notes due 2027 (the "notes"). Interest on the notes is payable on            of each year, commencing            , 2021. The notes will mature on            , 2027.

         Prior to            , 2026 (the "Par Call Date"), the issuers may redeem some or all of the notes at a price equal to 100% of their principal amount plus a "make-whole" premium as set forth under "Description of the Notes—Optional Redemption." In addition, the issuers may redeem some or all of the notes on or after the Par Call Date (two months prior to their maturity date) at a redemption price equal to 100% of the aggregate principal amount of the notes. In each case, the issuers must also pay accrued and unpaid interest, if any, to the redemption date. See "Description of the Notes—Optional Redemption."

         The notes will be senior obligations of the issuers and will be guaranteed (the "guarantee") on a senior unsecured basis by CyrusOne Inc., the sole beneficial owner and sole trustee of CyrusOne GP, which is the sole general partner of CyrusOne LP, and the holder, directly or indirectly, of 100% of the partnership interests in CyrusOne LP.

         The notes will be unsecured senior obligations of the issuers, will rank equally in right of payment with all of the issuers' existing and future unsecured senior debt and will rank senior in right of payment to all of the issuers' future subordinated debt, if any. The notes will be effectively subordinated to any of the issuers' future secured debt, if any, to the extent of the value of the assets securing such debt. The guarantee will rank equally in right of payment with all of the guarantor's existing and future unsecured senior debt and senior in right of payment to all of the guarantor's future subordinated debt, if any. The guarantee will be effectively subordinated to any of the guarantor's existing and future secured debt to the extent of the value of the assets securing such debt. In addition, the notes will be structurally subordinated to the liabilities of any subsidiaries of CyrusOne LP (other than CyrusOne Finance Corp.). The guarantee will be structurally subordinated to the liabilities of any subsidiaries of the guarantor (other than the issuers).

         Currently, there is no public market for the notes. We intend to apply to list the notes on the Nasdaq Bond Exchange ("NASDAQ"). The listing application will be subject to approval by NASDAQ. We currently expect trading in the notes on NASDAQ to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. We do not otherwise intend to list the notes on any securities exchange or to seek approval for quotation through any automated quotation system.

         The notes will be issued in the minimum denomination of €100,000 and in integral multiples of €1,000 in excess thereof.

         Investing in the notes involves risks. See "Risk Factors" beginning on page S-14 of this prospectus supplement, page 5 of the accompanying prospectus and page 21 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated by our subsequent filings with the U.S. Securities and Exchange Commission, that are incorporated by reference herein.

Per note	Total

Price to the public(1)%	€

Underwriting discounts(2)%	€

Proceeds to CyrusOne Inc. (before expenses)(1)%	€

(1)
Plus accrued interest, if any, from            , 2020.

(2)
For additional information regarding underwriting compensation, please see "Underwriting (Conflicts of Interest)" beginning on page S-52.

         Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

         The notes will initially be represented by one or more global notes in registered form ("global notes") which will be registered in the name of a nominee of, and deposited with, a common depositary for Euroclear Bank SA/NV ("Euroclear") and Clearstream Banking S.A. ("Clearstream, Luxembourg") (together, Euroclear and Clearstream, Luxembourg are sometimes referred to herein as the "ICSDs"). The underwriters expect to deliver the notes through the book-entry system of Euroclear and Clearstream, Luxembourg against payment on or about                        , 2020.

Joint Book-Running Managers

Barclays	BofA Securities	Deutsche Bank

The date of this prospectus supplement is            , 2020.

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information included in the documents incorporated by reference. See "Where You Can Find More Information" and "Incorporation by Reference" in this prospectus supplement. If the information in this prospectus supplement differs or varies from the information in the accompanying prospectus or the documents incorporated by reference dated prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to "we," "us," "our," "the Company" and "our company" refer to CyrusOne Inc., a Maryland corporation, together with its consolidated subsidiaries, including CyrusOne LP, a Maryland limited partnership, of which we are the holder, directly or indirectly, of 100% of the partnership interests, and CyrusOne GP, a Maryland statutory trust of which we are the sole beneficial owner and sole trustee and which is the sole general partner of our operating partnership ("CyrusOne GP"). Unless otherwise indicated or unless the context requires otherwise, all references to "our operating partnership" or "CyrusOne LP" refer to CyrusOne LP together with its consolidated subsidiaries.

        Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus we have prepared. We take no responsibility for, and we cannot assure you as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us and the documents incorporated by reference herein is accurate only as of their respective dates or on the date or dates that are specified in those documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of the notes. Our business, financial condition, liquidity, results of operations and prospects may have changed materially since those dates.

        This prospectus supplement and the accompanying prospectus dated May 3, 2019 are part of the Registration Statement (Registration No. 333-231203) that we filed with the U.S. Securities and Exchange Commission ("SEC") on May 3, 2019, using a "shelf" registration process.

        References in this prospectus supplement and the accompanying prospectus to "$," "dollars" and "U.S. dollars" are to the currency of the United States. References to "€" and "euro" in this prospectus supplement are to the single currency introduced at the third stage of the European Monetary Union pursuant to the treaty establishing the European Community, as amended.

  Stabilization

        In connection with the issuance of the notes, Deutsche Bank AG, London Branch as "stabilization manager" (or person(s) acting on its behalf) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may cease at any time, but it must end no later than the earlier of (i) 30 days after the issue date of the notes and (ii) 60 days after the date of the allotment of the notes. Any stabilization action or

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over-allotment must be conducted by the stabilization manager (or person(s) acting on its behalf) in accordance with all applicable laws and rules.

  Notice to Prospective Investors in the European Economic Area

        Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (the "Prospectus Regulation").

        Prohibition of sales to EEA retail investors—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the "EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

        MiFID II product governance / Professional investors and ECPs only target market —Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a "distributor") should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.

  Notice to Prospective Investors in the United Kingdom

        The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000 (as amended, the "FSMA"). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom.

        The communication of such documents and/or materials is only being distributed to, and are only directed at (i) persons who are outside the United Kingdom, (ii) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), or (iii) high net worth entities, and other persons to whom they may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons together being referred to as "relevant persons"). Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates are only available to, and the notes offered hereby are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of their contents.

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions.

        In particular, statements pertaining to our capital resources, portfolio performance, financial condition and results of operations contain certain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

        Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

        The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

  •
  loss of key customers;

  •
  economic downturn, natural disaster or oversupply of data centers in the limited geographic areas that we serve;

  •
  risks related to the development of our properties and our ability to successfully lease those properties;

  •
  weakening in the fundamentals for data center real estate, including, but not limited to, decreases in or slowed growth of global data, e-commerce and demand for outsourcing of data storage and cloud-based applications;

  •
  loss of access to key third-party service providers and suppliers;

  •
  risks of loss of power or cooling which may interrupt our services to our customers;

  •
  inability to identify and complete acquisitions and operate acquired properties, including those acquired in the acquisition of Zenium Topco Limited and certain other affiliated entities ("Zenium");

  •
  our failure to obtain necessary outside financing on favorable terms, or at all;

  •
  restrictions in the instruments governing our indebtedness;

  •
  risks related to environmental matters;

  •
  unknown or contingent liabilities related to our acquisitions;

  •
  significant competition in our industry;

  •
  loss of key personnel;

S-iv

  •
  risks associated with real estate assets and the industry;

  •
  failure to maintain our status as a REIT or to comply with the highly technical and complex REIT provisions of the Internal Revenue Code of 1986, as amended (the "Code");

  •
  REIT distribution requirements could adversely affect our ability to execute our business plan;

  •
  insufficient cash available for distribution to stockholders;

  •
  international activities, including those now conducted as a result of the Zenium acquisition and land acquisitions, are subject to special risks different from those faced by us in the United States;

  •
  the uncertainty surrounding the United Kingdom's decision to withdraw from the European Union and around the British Parliament's approval of the agreement with the European Union regarding the United Kingdom's withdrawal from the European Union;

  •
  expanded and widened price increases in certain selective materials for data center development capital expenditures due to international trade negotiations;

  •
  any failure to comply with anti-corruption laws and regulations could have adverse effects on our business;

  •
  fluctuations in foreign exchange and interest rates;

  •
  legislative or other actions relating to taxes could have a negative effect on us; and

  •
  other factors affecting the real estate and technology industries generally.

        While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation other than as required by law to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors or for new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the sections in this prospectus supplement and the accompanying prospectus entitled "Risk Factors," including the risks incorporated herein and therein from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated by our subsequent filings with the SEC.

S-v

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Exchange Act, and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC.

        We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules filed with the registration statement of which this prospectus supplement is a part, under the Securities Act with respect to the notes registered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the notes registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

        Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website at www.sec.gov. Our SEC filings are also available through the "About CyrusOne—Investors—SEC Filings" tab of our website at www.cyrusone.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

EXTENDED SETTLEMENT

        We expect that delivery of the notes will be made against payment therefor on or about            , 2020, which will be the business day following the date of pricing of the notes, or "T+    ." Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day preceding the date of delivery hereunder will be required, by virtue of the fact that the notes initially settle in T+    , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their own advisors.

S-vi

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" certain information into this prospectus supplement from certain documents that we filed with the SEC prior to the date of this prospectus supplement. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for information incorporated by reference that is modified or superseded by information contained in this prospectus supplement or in any other subsequently filed document that also is incorporated by reference herein. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus supplement. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into this prospectus supplement except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

  (1)
  Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 22, 2019;

  (2)
  Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 2, 2019, for the quarterly period ended June 30, 2019, filed with the SEC on August 2, 2019, and for the quarterly period ended September 30, 2019, filed with the SEC on October 31, 2019;

  (3)
  Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 15, 2019; and

  (4)
  Our Current Reports on Form 8-K, filed with the SEC on August 30, 2018 (as amended by the Form 8-K/A filed on November 1, 2018 and the Form 8-K/A filed on April 23, 2019), April 16, 2019, April 30, 2019, May 3, 2019, November 20, 2019, November 21, 2019, December 5, 2019 and January 13, 2020.

        We also incorporate by reference all documents we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus supplement, except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules.

        The information relating to us contained in this prospectus supplement does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference herein.

        If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Investor Relations at 2850 N. Harwood Street, Suite 2200, Dallas, Texas 75201 or by telephone at (972) 350-0060. The documents may also be accessed on our website under the "About CyrusOne—Investors—SEC Filings" tab at www.cyrusone.com. Information contained on or linked to or from our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

S-vii

SUMMARY

        The following summary contains information about us and the offering. It does not contain all of the information that may be important to you in making a decision to purchase the notes. For a more complete understanding of us and the notes, we urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the "Risk Factors" section and the financial statements and the notes to those statements incorporated by reference herein. See "Where You Can Find More Information" and "Incorporation by Reference" in this prospectus supplement.

Our Company

        We are a fully integrated, self-managed data center real estate investment trust that owns, operates and develops enterprise-class, carrier-neutral, multi-tenant and single-tenant data center properties. Our data centers are generally purpose-built facilities with redundant power and cooling. They are not network specific and enable customer connectivity to a range of telecommunication carriers. We provide mission-critical data center facilities that protect and ensure the continued operation of information technology ("IT") infrastructure for approximately 1,000 customers in 49 data centers, including two data recovery centers, in 13 markets (10 cities in the U.S., London, U.K., Singapore and Frankfurt, Germany).

        We provide mission-critical data center real estate assets that protect and ensure the continued operation of IT infrastructure for our customers. We provide twenty-four hours-a-day, seven-days-a-week security guard monitoring with customizable security features. Our goal is to be the preferred global data center provider to the Fortune 1000, including the largest enterprises and providers of cloud services. As of September 30, 2019, our customers included 205 of the Fortune 1000, or other companies of equivalent size, representing approximately 77% of our annualized rent as of September 30, 2019. As of September 30, 2019, approximately 72% of our rent was derived from investment grade customers and their affiliates.

        Since 2018, we have developed a growing presence in the European market, starting with our acquisition of Zenium Data Centers, a leading hyperscale data center provider with properties in London and Frankfurt, in August 2018. During the quarter ended September 30, 2019, we had approximately $70 million in annualized revenue from customers in our European data centers, reflecting an increase of 81% compared to annualized revenue for the month ended September 30, 2018. To date in 2019, we have leased 31 megawatts, totaling $38 million in annualized revenue across European locations (inclusive of approximately 4.5 megawatts and approximately $5.5 million in annualized revenue associated with a paid reservation expected to be exercised within the next 12 months). This reflects growing demand in the European market from hyperscale companies, particularly for larger deployments for which we have extensive expertise and capabilities. We also have sites in process across key locations in the European market for an additional 500 megawatts of potential capacity.

        We cultivate long-term strategic relationships with our customers and provide them with solutions for their data center facilities and IT infrastructure requirements. We provide high-quality colocation with robust connectivity and the flexibility for customers to scale for future growth. Our offerings provide flexibility, reliability and security delivered through a tailored, customer service focused platform that is designed to foster long-term relationships. We focus on technology and large cloud computing customers that are expanding their data needs rapidly in the public and private cloud environments to provide them with solutions that address their current and future needs. Our facilities and construction design allow us to offer flexibility in density and power resiliency, and the opportunity for expansion as our customers' needs grow. Our network of 49 owned or leased data centers and investments with other colocation providers enable us to provide our customers with solutions in

America, Europe and Asia. The platform enables high-performance, low-cost data transfer and accessibility for customers.

Corporate Information

        Our principal executive offices are located at 2850 N. Harwood Street, Suite 2200, Dallas, Texas 75201. Our telephone number is (972) 350-0060.

 The Offering

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should carefully review the "Description of the Notes" section of this prospectus supplement, which contains a more detailed description of the terms and conditions of the notes.

Issuers	CyrusOne LP and CyrusOne Finance Corp.
Notes offered	€ in aggregate principal amount of % Senior Notes due 2027.
Maturity	, 2027.
Interest	Interest on the notes will be payable annually in cash on of each year, beginning on , 2021.
Guarantee

The notes will be fully and unconditionally guaranteed on a senior unsecured basis by CyrusOne, the sole beneficial owner and sole trustee of CyrusOne GP, which is the sole general partner of our operating partnership, and the holder, directly or indirectly, of 100% of the partnership interests in our operating partnership.

Ranking	The notes will be:
• senior unsecured obligations of the issuers;
• pari passu in right of payment with any existing and future unsecured senior indebtedness of the issuers (including the Credit Agreement (as defined below));
• senior in right of payment to any future subordinated indebtedness of the issuers, if any;
• effectively subordinated in right of payment to all future secured indebtedness of the issuers, if any, to the extent of the value of the collateral securing such indebtedness; and
• structurally subordinated in right of payment to all indebtedness and other liabilities, including trade payables, of our operating partnership's subsidiaries (other than CyrusOne Finance Corp.).
The guarantee will be:
• a senior unsecured obligation of the guarantor;
• pari passu in right of payment with any senior unsecured indebtedness of the guarantor;
• senior in right of payment to any future subordinated indebtedness of the guarantor, if any;
• effectively subordinated in right of payment to all future secured indebtedness of the guarantor, if any, to the extent of the value of the collateral securing that indebtedness; and

• structurally subordinated in right of payment to all indebtedness and other liabilities, including trade payables, of the guarantor's subsidiaries (other than the issuers).

As of September 30, 2019, after giving effect to this offering and the use of proceeds therefrom as described in "Use of Proceeds," as well as to the Refinancing (as defined under "—Description of Other Indebtedness"), we would have had approximately $            principal amount of debt outstanding, including €            principal amount of notes offered hereby, $1.2 billion principal amount of USD notes (as defined under "—Description of Other Indebtedness"), $            principal amount under our $1.7 billion revolving credit facility (the "Revolving Credit Facility"), $1.1 billion principal amount under our term loans (collectively, the "Term Loans" and, together with the Revolving Credit Facility, the "Credit Agreement") and $30.7 million of finance lease obligations. As of September 30, 2019, after giving effect to this offering and the use of proceeds therefrom as described in "Use of Proceeds," as well as to the Refinancing, we would have had the ability to borrow up to an additional $            under our Revolving Credit Facility (not giving effect to the unused portion of the accordion feature in our Credit Agreement, for which we do not have commitments), net of outstanding letters of credit of approximately $8.2 million, subject to satisfying certain financial tests.

Currency of payments

All payments of principal, premium, if any, and interest on the notes, including any additional amounts or payments made upon any redemption of the notes, will be made in euros, subject to certain limited exceptions. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. See "Description of the Notes—Issuance in Euros."

Additional Amounts

We will, subject to certain exceptions and limitations set forth herein, pay additional amounts on the notes as are necessary in order that the net payment of the principal of, and premium or redemption price, if any, and interest on such notes, to a beneficial owner who is not a United States person, after withholding or deduction for any tax, assessment or other governmental charge imposed by the United States or a taxing authority thereof or therein, will not be less than the amount provided in such notes to be then due and payable. See "Description of the Notes—Payment of Additional Amounts."

Optional redemption

Prior to the Par Call Date, the issuers may redeem some or all of the notes at a price equal to 100% of their principal amount plus a "make-whole" premium as set forth under "Description of the Notes—Optional Redemption" and accrued and unpaid interest up to, but not including, the redemption date. In addition, the issuers may redeem some or all of the notes on or after the Par Call Date (two months prior to their maturity date) at a redemption price equal to 100% of the aggregate principal amount of the notes plus accrued and unpaid interest up to, but not including, the redemption date.

The notes are also redeemable at our option in connection with certain tax events. See "Description of the Notes—Redemption for a Tax Reason."
Certain covenants	The indenture governing the notes will contain covenants that, among other things, limit CyrusOne LP's ability and the ability of its subsidiaries to:
• incur secured or unsecured indebtedness; and
• merge, consolidate or transfer all or substantially all of their assets.
These covenants contain important exceptions, limitations and qualifications. For more details, see "Description of the Notes."
No limitation on incurrence of new debt

Subject to compliance with covenants relating to our total outstanding debt, secured debt, maintenance of total unencumbered assets and debt service, the indenture will not limit the amount of debt we may issue under the indenture or otherwise.

Form and denominations

The notes will be issued in registered form and be represented by one or more global notes fully registered in the name of a nominee of, and deposited with, a common depositary for Euroclear and Clearstream, Luxembourg. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form ("definitive notes") and will not be considered holders of notes for any purpose. Investors may hold their beneficial interests in the global note directly through an ICSD if they have an account with an ICSD or indirectly through organizations which have accounts with ICSDs. The notes are not intended to satisfy the European Central Bank's criteria to be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem. See "Description of the Notes—Book-Entry, Delivery and Form." The notes will be issued in the minimum denomination of €100,000 and in integral multiples of €1,000 in excess thereof.

Use of proceeds

We expect the net proceeds to us from the sale of notes in this offering, after deducting discounts, commissions and expenses payable by us, will be approximately €        . The issuers intend to use the net proceeds from this offering to settle certain currency swaps, repay some Euro denominated revolver borrowings and for general corporate purposes, including financing some of our development activities in Europe.

Listing

We intend to apply to list the notes on NASDAQ. The listing application will be subject to approval by NASDAQ. We currently expect trading in the notes on NASDAQ to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

Governing law	The indenture, the notes and the guarantee are and will be governed by the laws of the state of New York.
Trustee	Wells Fargo Bank, National Association
Registrar and Paying Agent	Deutsche Bank Trust Company Americas
Risk factors

Investing in the notes involves a high degree of risk. See "Risk Factors" and all other information included or incorporated by reference into this prospectus supplement (including the "Risk Factors" under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated by our subsequent filings with the SEC that are incorporated by reference herein) for a discussion of the factors you should carefully consider before deciding to invest in the notes.

 Summary Financial Data

        The following tables set forth summary financial information on a consolidated historical basis.

        The financial information presented below as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016 has been derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 22, 2019, which is incorporated by reference into this prospectus supplement. The financial information presented below as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018 and the three months ended September 30, 2019 and 2018 is unaudited and has been derived from the unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 filed with the SEC on October 31, 2019, which is incorporated by reference into this prospectus supplement. The unaudited condensed consolidated financial statements contain all normal recurring adjustments necessary, in the opinion of management, to summarize the financial position and results for the periods presented. The historical operating results of our company for the nine months ended September 30, 2019 are not necessarily indicative of the results that may be expected for a full year.

        You should read the following summary financial information in conjunction with our audited consolidated and unaudited condensed consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, which are incorporated by reference into this prospectus supplement.

	Nine months ended September 30,		Year ended December 31,
(Dollars in millions)	2019	2018	2018	2017	2016
Statement of Operations Data:
Revenue	$727.4	$600.1	$821.4	$672.0	$529.1
Operating expenses
Property operating expenses	289.6	214.4	292.4	235.1	187.5
Sales and marketing	15.7	14.0	19.6	17.0	16.9
General and administrative	61.6	57.2	80.6	67.0	60.7
Depreciation and amortization	309.6	236.2	334.1	258.9	183.9
Transaction, acquisition, integration and other related expenses(a)	6.2	3.4	5.0	11.9	4.6
Impairment loss on real estate(b)	—	—	—	58.0	5.0
Operating income	$44.7	$74.9	$89.7	$24.1	$70.5
Interest expense, net	(64.4)	(69.4)	(94.7)	(68.1)	(48.8)
Gain (loss) on marketable equity investment(c)	105.1	106.6	9.9	—	—
Loss on early extinguishment of debt(d)	—	(3.1)	(3.1)	(36.5)	—
Foreign currency and derivative gains, net	5.5	—	—	—	—
Other expense	(1.0)	—	—	—	—
Net income (loss) before income taxes	$89.9	$109.0	$1.8	$(80.5)	$21.7
Income tax benefit (expense)	3.6	(2.0)	(0.6)	(3.0)	(1.8)
Net income (loss)	$93.5	$107.0	$1.2	$(83.5)	$19.9

	As of September 30,	As of December 31
(Dollars in millions)	2019	2018	2017
Balance Sheet Data:
Total investment in real estate, net	$4,578.1	$4,293.0	$3,058.4
Total assets	5,892.9	5,592.5	4,312.1
Debt	2,776.1	2,624.7	2,089.4
Finance lease liabilities(e)	30.7	156.7	142.0
Operating lease liabilities	124.3	—	—

	Three months ended and as of September 30,		Nine months ended and as of September 30,		Year ended and as of December 31,
(Dollars in millions, except per share data)	2019	2018	2019	2018	2018	2017	2016
Other Financial Data:
Funds from Operations(f)	$116.2	$39.5	$397.4	$337.0	$326.7	$225.1	$201.6
Normalized Funds from Operations(f)	103.9	78.5	295.3	241.4	332.3	278.9	210.2
Normalized Funds from Operations per share(f)	0.91	0.79	2.63	2.45	3.31	3.12	2.66
EBITDA(g)	135.6	67.6	463.9	414.6	430.6	304.5	259.4
Adjusted EBITDA(g)	127.8	110.8	374.3	330.9	452.1	371.6	278.5
Net Operating Income(h)	147.9	128.9	437.8	385.7	529.0	436.9	89.6
Net Debt(i)	2,770.0	2,571.5	2,770.0	2,571.5	2,612.0	1,958.2	1,258.5

(a)
Represents legal, accounting, consulting and other directly related costs incurred in connection with completed and potential business combinations, integration of acquisitions, failed transactions and costs of secondary offerings.

(b)
For the year ended December 31, 2017, the Company recognized impairments of $58.0 million which includes the impairment loss of $54.4 million for our leased data center facilities in the Connecticut markets and $3.6 million related to our leased facility in Singapore. See Note 7 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference into this prospectus supplement, for discussion of impairments incurred in the year ended December 31, 2017.

(c)
As of September 30, 2019, December 31, 2018 and December 31, 2017, our only marketable equity investment represents a marketable equity investment in unregistered, ordinary shares equivalent to the American depository shares of GDS Holdings Limited ("GDS"), a developer and operator of high-performance, large-scale data centers in China. Because the gain (loss) on marketable equity investment is based on the fair value of our marketable equity investment in GDS, our unrealized gain (loss) on marketable equity investment may fluctuate materially from quarter-to-quarter. These fluctuations may cause certain of our financial results, including net income (loss), EBITDA and FFO, to fluctuate materially from quarter-to-quarter. As of September 30, 2019, the American Depositary Share ("ADS") Class A ordinary share equivalent was $40.08 per ADS based on its closing price. In April 2019, we sold approximately 5.7 million GDS ADSs for a total sales price of approximately $200.0 million. We continue to hold approximately 2.3 million GDS ADSs.

(d)
For the nine months ended September 30, 2018, loss on early extinguishment of debt was $3.1 million, primarily due to the Company's repayment of the $900.0 million aggregate outstanding principal balance of its previous credit facility upon entering into a new senior unsecured credit agreement in March 2018. For the year ended December 31, 2017, loss on early extinguishment of debt was $36.5 million, primarily due to costs associated with the repurchase of the $474.8 million in aggregate face value of our $525.0 million of 6.375% senior notes due 2022.

(e)
Finance lease liabilities include lease financing arrangements of $123.3 million and $131.9 million respectively for the years ended December 31, 2018 and 2017, which are excluded from the Company's definition of Net Debt.

(f)
We use funds from operations ("FFO") and normalized funds from operations ("Normalized FFO"), which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. We use FFO and Normalized FFO as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. We also believe that, as widely recognized measures of the performance of REITs, FFO and Normalized FFO are used by investors as a basis to evaluate REITs.

We calculate FFO as net income (loss) computed in accordance with GAAP before real estate depreciation and amortization and impairment loss on real estate. While it is consistent with the definition of FFO promulgated by the National Association of Real Estate Investment Trusts ("NAREIT"), our computation of FFO may differ from the methodology for calculating FFO used by other REITs. Accordingly, our FFO may not be comparable to others.

We calculate Normalized FFO as FFO plus loss on early extinguishment of debt; (gain) loss on marketable equity investment; foreign currency and derivative gains, net; new accounting standards and regulatory compliance and the related system implementation costs; amortization of trade names; transaction, acquisition, integration and other related expenses; severance and management transition costs; legal claim costs and other items as appropriate. We believe our Normalized FFO calculation provides a comparable measure between different periods. Other REITs may not calculate Normalized FFO in the same manner. Accordingly, our Normalized FFO may not be comparable to others.

In addition, because FFO and Normalized FFO exclude real estate depreciation and amortization, and capture neither the changes in the value of our properties that result from use or from market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO and Normalized FFO as measures of our performance is limited. Therefore, FFO and Normalized FFO should be considered only as supplements to net income (loss) presented in accordance with GAAP as measures of our performance. FFO and Normalized FFO should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. FFO and Normalized FFO also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.

        A reconciliation of net income (loss) to FFO and Normalized FFO, including Normalized FFO per share is presented below:

	Three months ended September 30,		Nine months ended September 30,		Year ended December 31,
(Dollars in millions, except per share data)	2019	2018	2019	2018	2018	2017	2016
Reconciliation of net income (loss) to FFO and Normalized FFO:
Net income (loss)	$12.6	$(42.4)	$93.5	$107.0	$1.2	$(83.5)	$19.9
Real estate depreciation and amortization	102.6	81.9	302.9	230.0	325.5	250.6	176.5
Impairment loss on real estate	1.0	—	1.0	—	—	58.0	5.0

Funds from Operations ("FFO")—NAREIT defined	$116.2	$39.5	$397.4	$337.0	$326.7	$225.1	$201.4
Loss on early extinguishment of debt	—	—	—	3.1	3.1	36.5	—
(Gain) loss on marketable equity investment	(12.4)	36.6	(105.1)	(106.6)	(9.9)	—	—
Foreign currency and derivative gains, net	(5.5)	—	(5.5)	—	—	—	—
New accounting standards and regulatory compliance and the related system implementation costs	0.2	0.8	0.8	2.3	3.0	2.4	—
Amortization of tradenames	0.6	0.4	0.9	1.1	1.7	1.4	1.3
Transaction, acquisition, integration and other related expenses	4.4	1.1	6.2	3.4	4.8	11.9	4.6
Severance and management transition costs	—	—	—	0.7	2.3	0.5	1.9
Legal claim costs	0.4	0.1	0.6	0.4	0.6	1.1	1.0

Normalized Funds from Operations (Normalized FFO)	$103.9	$78.5	$295.3	$241.4	$332.3	$278.9	$210.2

Normalized FFO per diluted common share	$0.91	$0.79	$2.63	$2.45	$3.31	$3.12	$2.66

Weighted average diluted common shares outstanding	113.5	99.5	111.9	98.4	100.4	89.4	79.0

(g)
We calculate Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDA"), which is a non-GAAP financial measure, as GAAP net income (loss) plus interest expense, income tax expense and depreciation and amortization. While it is consistent with the definition of EBITDA promulgated by the NAREIT, our computation of EBITDA may differ from the methodology for calculating EBITDA used by other REITs. Accordingly, our EBITDA may not be comparable to others.

Adjusted EBITDA, which is a non-GAAP financial measure, is defined as net income (loss) as defined by GAAP adjusted for interest expense, net, income tax (benefit) expense, depreciation and amortization, transaction, acquisition, integration and other related expenses, legal claim costs, stock-based compensation expense, severance and management transition costs, loss on early extinguishment of debt, new accounting standards and regulatory compliance and the related system implementation costs, (gain) loss on marketable equity investment, impairment loss on real estate, foreign currency and derivative gains, net, other expense and other items as appropriate. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company's Adjusted EBITDA as presented may not be comparable to others.

We believe that, as widely recognized measures of the performance of REITs and other companies, these measures will be used by investors as a basis to compare our operating performance with that of other companies. EBITDA and Adjusted EBITDA should be considered only as supplements to net (loss) income as measures of our performance and should not be used as substitutes for net (loss) income. EBITDA and Adjusted EBITDA should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. EBITDA and Adjusted EBITDA also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.

        A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is presented below:

	Three months ended September 30,		Nine months ended September 30,		Year ended December 31,
(Dollars in millions)	2019	2018	2019	2018	2018	2017	2016
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$12.6	$(42.4)	$93.5	$107.0	$1.2	$(83.5)	$19.9
Interest expense, net	19.6	25.8	64.4	69.4	94.7	68.1	48.8
Income tax (benefit) expense	(2.0)	0.2	(3.6)	2.0	0.6	3.0	1.8
Depreciation and amortization	105.4	84.0	309.6	236.2	334.1	258.9	183.9
Impairment loss on real estate	—	—	—	—	—	58.0	5.0

EBITDA (NAREIT definition)	$135.6	$67.6	$463.9	$414.6	$430.6	$304.5	$259.4

Transaction, acquisition, integration and other related expenses	4.4	1.1	6.2	3.4	4.8	11.9	4.3
Legal claim costs	0.4	0.1	0.6	0.4	0.6	1.1	1.1
Stock-based compensation expense	4.2	4.6	12.4	13.0	17.5	14.7	11.5
Severance and management transition costs	—	—	—	0.7	2.3	0.5	1.9
Loss on early extinguishment of debt	—	—	—	3.1	3.1	36.5	—
New accounting standards and regulatory compliance and the related system implementation costs	0.2	0.8	0.8	2.3	3.0	2.4	—
(Gain) loss on marketable equity investment	(12.4)	36.6	(105.1)	(106.6)	(9.9)	—	—
Foreign currency and derivative gains, net	(5.5)	—	(5.5)	—	—	—	—
Other	0.9	—	1.0	—	0.1	—	0.3

Adjusted EBITDA	$127.8	$110.8	$374.3	$330.9	$452.1	$371.6	$278.5

Adjusted EBITDA as a % of Revenue	50.9%	53.6%	51.5%	55.1%	55.0%	55.3%	52.6%

(h)
We use Net Operating Income ("NOI"), which is a non-GAAP financial measure commonly used in the REIT industry, as a supplemental performance measure. We use NOI as a supplemental performance measure because, when compared period over period, it captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by investors as a basis to evaluate REITs.

We calculate NOI as net income (loss), adjusted for sales and marketing expenses, general and administrative expenses, depreciation and amortization expenses, transaction, acquisition, integration and other related expenses, interest expense, net, (gain) loss on marketable equity investment, loss on early extinguishment of debt, impairment loss on real estate, foreign currency and derivative gains, net, other expense, income tax (benefit) expense and other items as appropriate. Amortization of deferred leasing costs is presented in depreciation and amortization expenses, which is excluded from NOI. Sales and marketing expenses are not property-specific, rather these expenses support our entire portfolio. As a result, we have excluded these sales and marketing expenses from our NOI calculation, consistent with the treatment of general and administrative expenses, which also support our entire portfolio. Because the calculation of NOI excludes various expenses, the utility of NOI as a measure of our performance is limited. Other REITs may not calculate NOI in the same manner. Accordingly, our NOI may not be comparable to others. Therefore, NOI should be considered only as a supplement to net income (loss) presented in accordance with GAAP as a measure of our performance. NOI should not be used as a measure of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

        A reconciliation of net income (loss) to Net Operating Income is presented below:

	Three months ended September 30,		Nine months ended September 30,		Year ended December 31,
(Dollars in millions)	2019	2018	2019	2018	2018	2017	2016
Net income (loss)	$12.6	$(42.4)	$93.5	$107.0	$1.2	$(83.5)	$19.9
Sales and marketing expenses	5.1	4.3	15.7	14.0	19.6	17.0	16.9
General and administrative expenses	19.8	19.3	61.6	57.2	80.6	67.0	60.7
Depreciation and amortization expenses	105.4	84.0	309.6	236.2	334.1	258.9	183.9
Transaction, acquisition, integration and other related expenses	4.4	1.1	6.2	3.4	5.0	11.9	4.3
Impairment loss on real estate	—	—	—	—	—	58.0	5.3
Interest expense, net	19.6	25.8	64.4	69.4	94.7	68.1	48.8
(Gain) loss on marketable equity investment	(12.4)	36.6	(105.1)	(106.6)	(9.9)	—	—
Loss on early extinguishment of debt	—	—	—	3.1	3.1	36.5	—
Foreign currency and derivative gains, net	(5.5)	—	(5.5)	—	—	—	—
Other expense	0.9	—	1.0	—	—	—	—
Income tax (benefit) expense	(2.0)	0.2	(3.6)	2.0	0.6	3.0	1.8

Net Operating Income	$147.9	$128.9	$437.8	$385.7	$529.0	$436.9	$341.6

(i)
Net debt, which is a non-GAAP financial measure, provides a useful measure of liquidity and financial health. The Company defines net debt as long-term debt and finance lease liabilities and excludes lease financing arrangements, offset by cash and cash equivalents. The Company believes that net debt provides a useful measure of liquidity and financial health. Other companies may not calculate net debt in the same manner. Accordingly, the Company's net debt as presented may not be comparable to others. Net debt should be considered only as supplements to long-term debt and finance lease liabilities and capital lease obligations computed in accordance with GAAP.

        A reconciliation of Net Debt presented below:

	As of September 30,		As of December 31,
(Dollars in millions)	2019	2018	2018	2017	2016
Reconciliation of Net Debt:
Long-term debt(1)	$2,791.0	$2,595.6	$2,643.0	$2,100.0	$1,262.3
Finance lease liabilities(2)	30.7	36.9	33.4	10.1	10.8
Less:
Cash and cash equivalents	(51.7)	(61.0)	(64.4)	(151.9)	(14.6)

Net Debt	$2,770.0	$2,571.5	$2,612.0	$1,958.2	$1,258.5

(1)
Excludes adjustment for deferred financing costs and, for 2018 and 2019, bond premiums.

(2)
Finance lease liabilities includes leases classified as finance leases under ASC 842 and capital leases under ASC 840. For periods prior to 2019, we exclude lease financing arrangements related to operating leases that were associated with build-to-suit leases, where the Company funded construction and controlled the development of the data centers.

RISK FACTORS

        An investment in the notes involves risks. In considering whether to invest in the notes, you should carefully consider all of the information we have included or incorporated by reference into this prospectus supplement. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2018, the risks discussed below and the other information contained in this prospectus supplement and the documents we incorporate by reference herein before purchasing the notes. Any or all of these risks could have a material adverse effect on our business, reputation, financial condition, results of operations and cash flows, the trading price of the notes and our ability to make payment on the notes. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled "Special Note Regarding Forward-Looking Statements."

Risks related to the notes

We have significant outstanding indebtedness that involves significant debt service obligations, limits our operational and financial flexibility, exposes us to interest rate fluctuations and exposes us to the risk of default under our debt obligations.

        As of September 30, 2019, after giving effect to this offering and the use of proceeds therefrom, as well as to the Refinancing, we would have had $            principal amount of debt outstanding, including €        principal amount of notes offered hereby, $1.2 billion principal amount of USD notes, $         million principal amount under our Revolving Credit Facility, $1.1 billion principal amount under our Term Loans and $30.7 million of finance lease obligations. As of September 30, 2019, after giving effect to this offering and the use of proceeds therefrom, as well as to the Refinancing, we would have had the ability to borrow up to an additional $        under our Revolving Credit Facility, net of outstanding letters of credit of approximately $8.2 million, subject to satisfying certain financial tests. Our Credit Agreement also contains an accordion feature that as of September 30, 2019, after giving effect to this offering and the use of proceeds therefrom, as well as to the Refinancing, would have allowed our operating partnership to increase our total borrowing capacity thereunder by up to $        , subject to receiving lender commitments.

        Upon completion of this offering, there will be no limits on the amount of indebtedness we may incur other than limits contained in the indenture governing the notes, the Credit Agreement, future agreements that we may enter into or as may be set forth in any policy limiting the amount of indebtedness we may incur adopted by CyrusOne's board of directors. A substantial level of indebtedness could have adverse consequences for our business, financial condition and results of operations because it could, among other things:

  •
  require us to dedicate a substantial portion of our cash flow from operations to make principal and interest payments on our indebtedness, thereby reducing our cash flow available to fund working capital, capital expenditures acquisitions, investments and other general corporate purposes, including to make distributions on our common stock as currently contemplated or as necessary to maintain our qualification as a REIT;

  •
  require us to maintain certain debt coverage and other financial metrics at specified levels, thereby reducing our financial flexibility and, in the event of a failure to comply with such requirements, creating the risk of a material adverse effect on our ability to fulfill our obligations under the notes and on our business and prospects generally;

  •
  make it more difficult for us to satisfy our financial obligations, including borrowings under the Credit Agreement;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  expose us to increases in interest rates for our variable rate debt;

  •
  limit our ability to borrow additional funds on favorable terms or at all to expand our business or ease liquidity constraints;

  •
  limit our ability to refinance all or a portion of our indebtedness on or before maturity on the same or more favorable terms or at all;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and our industry;

  •
  place us at a competitive disadvantage relative to competitors that have less indebtedness;

  •
  increase our risk of property losses as the result of foreclosure actions initiated by lenders in the event we should incur mortgage or other secured debt obligations; and

  •
  require us to dispose of one or more of our properties at disadvantageous prices in order to service our indebtedness or to raise funds to pay such indebtedness at maturity.

Despite our current indebtedness levels, we may still be able to incur substantially more debt, including secured debt. This could exacerbate further the risks associated with our substantial leverage.

        We may be able to incur substantial additional indebtedness in the future, including debt under the Credit Agreement and future credit facilities, some or all of which may be secured and therefore would rank effectively senior to the notes. As of September 30, 2019, after giving effect to this offering and the use of proceeds therefrom, as well as to the Refinancing, we would have had $        of availability under the Revolving Credit Facility, net of outstanding letters of credit of approximately $8.2 million. If, in the future, we incur any secured indebtedness, the notes and the guarantee would be effectively junior in right of payment to all of the issuers' and all of the guarantor's future secured indebtedness to the extent of the value of the assets securing such obligations. In addition, the indenture will not prevent our operating partnership or any of its subsidiaries from incurring other liabilities that do not constitute indebtedness. See "Description of the Notes." If new debt or other liabilities are added to our current debt levels, the related risks that we now face could intensify.

The notes will be structurally junior in right of payment to the liabilities of any of the issuers' subsidiaries, and the guarantee will be structurally junior in right of payment to the liabilities of any of the guarantor's subsidiaries (other than the issuers).

        Only CyrusOne will guarantee the notes. The notes are structurally junior in right of payment to the indebtedness and other liabilities of the issuers' subsidiaries, and the guarantee is structurally junior in right of payment to the indebtedness and other liabilities of the guarantor's subsidiaries (other than the issuers). These subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that the issuers or the guarantor have to receive any assets of any of the subsidiaries upon the bankruptcy, liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of such subsidiaries' assets, will be structurally subordinated to the claims of such subsidiaries' creditors, including trade creditors, mortgage holders and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization or any of our subsidiaries, these subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before distributing any of their assets to us. The subsidiaries conduct substantially all of our operations and hold substantially all of our assets.

The agreements governing our indebtedness place significant operational and financial restrictions on us, reducing our operational flexibility and creating default risks.

        The agreements governing our indebtedness contain covenants, and the terms of any future agreements may contain covenants, that place restrictions on us and our subsidiaries. These covenants restrict, among other things, our and our subsidiaries' ability to:

  •
  merge, consolidate or transfer all, or substantially all, of our or our subsidiaries' assets;

  •
  incur or guarantee additional indebtedness or issue preferred stock;

  •
  make certain investments or acquisitions;

  •
  create liens on our or our subsidiaries' assets;

  •
  sell assets;

  •
  make capital expenditures;

  •
  incur restrictions on the payment of dividends or other distributions from our restricted subsidiaries;

  •
  make distributions on or repurchase our stock;

  •
  enter into transactions with affiliates;

  •
  issue or sell stock of our subsidiaries; and

  •
  change the nature of our business.

        These covenants could impair our ability to grow our business, take advantage of attractive business opportunities or successfully compete. These covenants could also impair our ability to plan for or react to market conditions or meet capital needs, or our ability to finance our operations, strategic acquisitions, investments or alliances or other capital needs or to engage in other business activities that would be in our interest. In addition, the indenture governing the notes will, and the Credit Agreement does, require us to maintain specified financial ratios and satisfy financial condition tests. The indenture governing the notes will also require our operating partnership and its subsidiaries to maintain total unencumbered assets of at least 150% of the aggregate principal amount of their outstanding unsecured indebtedness on a consolidated basis. Our ability to comply with these metrics or tests may be affected by events beyond our control, including prevailing economic, financial and industry conditions. A breach of any of these covenants or covenants under any other agreements governing our indebtedness could result in an event of default. Cross-default provisions in our debt agreements could cause an event of default under one debt agreement to trigger an event of default under our other debt agreements. Upon the occurrence of an event of default under any of our debt agreements, the lenders or holders thereof could elect to declare all outstanding debt under such agreements to be immediately due and payable. If we were unable to repay or refinance the accelerated debt, the lenders or holders, as applicable, could proceed against any assets pledged to secure that debt, including foreclosing on or requiring the sale of our data centers, and our assets may not be sufficient to repay such debt in full. For a detailed description of the covenants and restrictions imposed by the documents governing our indebtedness, see "Description of Other Indebtedness" and "Description of the Notes."

The documents that govern our outstanding indebtedness require that we maintain certain financial metrics and, if we fail to do so, we will be in default under the applicable debt instrument, which in turn could trigger defaults under our other debt instruments, which could result in the maturities of all of our debt obligations being accelerated.

        Each of our significant debt instruments currently requires that we maintain certain financial metrics. Our Credit Agreement requires that the total indebtedness of CyrusOne and its subsidiaries shall not exceed 60% of the gross value of the assets of CyrusOne and its subsidiaries, determined based on the capitalized value of the stabilized properties of CyrusOne and its subsidiaries for the preceding fiscal quarter multiplied by four, the book value of the stabilized properties acquired by CyrusOne and its subsidiaries during the four fiscal quarters most recently ended, the book value of development properties owned by CyrusOne and its subsidiaries, unrestricted cash and cash equivalents held by CyrusOne and its subsidiaries, the book value of land assets held by CyrusOne and its subsidiaries and the book value of mortgage notes held by CyrusOne and its subsidiaries. The Credit Agreement also requires that our operating partnership maintain a minimum consolidated EBITDA to consolidated fixed charges ratio of not less than 1.50 to 1.00, that total unsecured indebtedness of CyrusOne and its subsidiaries may not exceed 60% (or 65% during the four consecutive fiscal quarters immediately following certain material acquisitions) of the unencumbered asset value of the operating partnership and its subsidiaries, that the operating partnership maintain a maximum unencumbered net operating income to debt service on consolidated total unsecured indebtedness of not less than 1.50 to 1.00 and that CyrusOne maintains a minimum consolidated net worth of $3.26 billion.

        In addition, the indenture that will govern the notes offered hereby and the USD notes will require that the operating partnership and its subsidiaries maintain total unencumbered assets of at least 150% of the aggregate principal amount of all of their outstanding unsecured indebtedness.

        If we do not continue to satisfy these covenant metrics, we will be in default under the applicable debt instrument, which in turn would trigger defaults under our other debt instruments, which could result in the maturities of all of our debt obligations being accelerated. These events would have a material adverse effect on our liquidity.

The notes currently have no established trading or other public market, and an active trading market may not develop for the notes.

        The failure of a market developing for the notes could affect the liquidity and value of the notes and you may not be able to sell the notes readily, or at all, or at or above the price that you paid. Although we intend to apply for listing of the notes for trading on NASDAQ, no assurance can be given that the notes will become or will remain listed. The listing application will be subject to approval by NASDAQ. Such listing may not be obtained, and the failure to obtain such listing will not be an event of default under the notes or the indenture. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

        We have been informed by the underwriters that they currently intend to make a market in these notes after this offering is completed. However, the underwriters are under no obligation to do so, and one or more underwriters may cease market-making at any time.

        We cannot assure you that any market for the notes will develop, or if one does develop, that it will be liquid. If the notes are traded, they may trade at a discount from their initial offering price, depending on the number of holders of the notes, the interest of securities dealers in making a market for the notes, prevailing interest rates, the market for similar securities, our credit rating, our operating performance and financial condition, the prospects for companies in our industry generally and other factors. If an active trading market does not develop, the market price and liquidity of the notes may be adversely affected. As a result, we cannot ensure you that you will be able to sell any of the notes at a particular time, at attractive prices, or at all. Thus, you may be required to bear the financial risk of your investment in the notes indefinitely.

Our credit ratings may not reflect all risks of your investments in the notes.

        The credit ratings assigned to the notes are limited in scope and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency's judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency's rating should be evaluated independently of any other agency's rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs. Neither we, the trustee nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of notes of any change in ratings.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

        If a bankruptcy case or lawsuit is initiated by unpaid creditors of the guarantor, the debt represented by the guarantee entered into by the guarantor may be reviewed under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, the guarantee could be voided, or claims in respect of the guarantee could be subordinated to certain obligations of the guarantor if, among other things, the guarantor, at the time it entered into the guarantee, received less than reasonably equivalent value or fair consideration for entering into the guarantee and was one of the following:

  •
  insolvent or rendered insolvent by reason of entering into the guarantee;

  •
  engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay them as they became due.

        In addition, any payment by the guarantor could be voided and required to be returned to the guarantor or to a fund for the benefit of the guarantor's creditors under those circumstances.

        If the guarantee were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the notes would be solely creditors of the issuers. The notes then would be effectively subordinated to all liabilities of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts or contingent liabilities as they become due.

Holders of the notes will receive payments in euros, subject to certain limited exceptions.

        All payments of principal, premium, if any, and interest on the notes, including any additional amounts or payments made upon the early redemption of the notes, will be made in euros, subject to certain limited exceptions. We, the underwriters, the trustee and the paying agent will not be obligated to convert, or to assist any registered owner or beneficial owner of such notes in converting, payments of interest, principal, any redemption price or any additional amount in euros made with respect to such notes into U.S. dollars or any other currency.

An investment in the notes by a holder whose functional currency is not the euro entails significant risks.

        All payments of principal, premium, if any, and interest in respect of the notes and any redemption price for the notes or additional amounts, if any, will be made in euros, subject to certain limited exceptions. An investment in the notes by a holder whose functional currency is not the euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder's functional currency and the euro, and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the euro and certain currencies, including the U.S. dollar, have been highly volatile, and each holder should be aware that additional volatility may occur in the future. Fluctuations in any particular rate of exchange that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the holder's functional currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. If you are a holder subject to U.S. income tax, see "Material United States Federal Income Tax Considerations" for a description of certain of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes acquired in this offering.

The notes permit us to make payments in U.S. dollars if we are unable to obtain euros, and market perceptions concerning the instability of the euro could materially adversely affect the value of the notes.

        If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euros, as determined by us in our sole discretion. See "Description of the Notes—Issuance in Euros" and "—An investment in the notes by a holder whose functional currency is not the euro entails significant risks." This market exchange rate may be materially less favorable than the rate in effect at the time the notes were issued or as would be determined by applicable law. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture. Such developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the notes and you may lose a significant amount of your investment in the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

        The indenture is, and the notes will be, governed by and construed in accordance with the laws of the State of New York. Under current New York law, a New York state court rendering a judgment on the notes would be required to render any award entered in connection with the judgment in euros. However, any such award would be converted into U.S. dollars at the market exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply New York law. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euros into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements and holders are exposed to the consequences of not holding the minimum denomination.

        The notes will be issued only in the minimum denomination of €100,000 and in integral multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denomination. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement, and such holder may need to purchase a principal amount of notes such that its holdings amount to the specified minimum denomination.

As global notes are held by or on behalf of Euroclear and Clearstream, Luxembourg, investors will have to rely on their procedures for transfer, payment and communication with us.

        The notes will be represented by global notes except in certain limited circumstances described herein. The notes will be deposited with a common depositary for Euroclear and Clearstream, Luxembourg. Except in certain limited circumstances described herein, investors will not be entitled to receive definitive notes in exchange for interests in a global note. Euroclear and Clearstream, Luxembourg will maintain records of the beneficial interests in the global notes and, while the notes are in global form, investors will be able to trade their beneficial interests only through Euroclear and Clearstream, Luxembourg. See "Description of the Notes—Exchange of Global Notes for Definitive Notes."

        While the notes are represented by global notes, we will discharge our payment obligations under the notes by making payments to or to the order of a nominee of a common depositary for Euroclear and Clearstream, Luxembourg for distribution to their accountholders. A holder of a beneficial interest in a global note must rely on the procedures of Euroclear and Clearstream, Luxembourg to receive payments under the notes. We have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in a global note.

        Holders of beneficial interests in the global notes will not have a direct right to vote in respect of the notes. Instead, such holders will be permitted to act directly only to the extent that they are permitted to do so by the trustee and are enabled in accordance with the procedures of Euroclear and Clearstream, Luxembourg to appoint appropriate proxies.

The United Kingdom's impending departure from the European Union could adversely affect the value of the notes.

        The United Kingdom held a referendum on June 23, 2016, in which a majority of voters voted to exit the European Union ("Brexit") and, on March 29, 2017, the United Kingdom submitted a formal notification of its intention to withdraw from the European Union pursuant to Article 50 of the Treaty of Lisbon. The United Kingdom's exit from the European Union has created uncertainty regarding the political and economic outlook of the United Kingdom and the European Union. The effects of Brexit will depend on any agreements the United Kingdom makes to retain access to European Union markets either during a transitional period or more permanently. Brexit could adversely affect European and worldwide economic and market conditions and could contribute to instability in global financial and foreign exchange markets, including volatility in the value of the euro. In addition, Brexit could lead to legal uncertainty and potentially divergent national laws and regulations as the United Kingdom determines which European Union laws to replace or replicate. Any of these effects of Brexit, and others we cannot anticipate, could negatively impact the value of the notes.

USE OF PROCEEDS

        We expect the net proceeds to us from the sale of notes in this offering, after deducting commissions and expenses payable by us, will be approximately €            . The issuers intend to use the net proceeds from this offering to settle certain currency swaps, repay some Euro denominated revolver borrowings and for general corporate purposes, including financing some of our development activities in Europe.

CURRENCY CONVERSION

        Principal, premium, if any, and interest payments in respect of the notes, including any additional amounts or payments made upon any redemption of the notes, will be payable in euros, except as described in this paragraph. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euros, as determined by us in our sole discretion. The term "market exchange rate" means the noon buying rate in The City of New York for cable transfers of euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. See "Description of the Notes—Issuance in Euros." This market exchange rate may be materially less favorable than the rate in effect at the time the notes were issued or as would be determined by applicable law. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under such notes or the indenture.

        Investors will be subject to foreign exchange risks as to payments of principal, premium, if any, and interest payments in respect of the notes and additional amounts, if any, that may have important economic and tax consequences to them. See "Risk Factors" and "Material United States Federal Income Tax Considerations." You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

        On January 13, 2020, the euro/U.S. dollar exchange rate was €1.00/U.S. $1.1134, as reported by Bloomberg L.P.

DESCRIPTION OF THE NOTES

        The following description of the terms of the notes (referred to in the accompanying prospectus as the "debt securities") supplements, and to the extent inconsistent, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. As used in this section, the term (i) "Issuers" refers collectively to CyrusOne LP and CyrusOne Finance Corp. and not to any of their respective subsidiaries, (ii) "we," "our," "us," and "CyrusOne LP" refers only to CyrusOne LP and not to any of its subsidiaries or CyrusOne Inc., (iii) "CyrusOne Finance" refers only to CyrusOne Finance Corp., a wholly-owned subsidiary of CyrusOne LP with nominal assets that conducts no operations, and not to any of its subsidiaries and (iv) "CyrusOne" refers to CyrusOne Inc. and not to any of its subsidiaries. This description does not restate the indenture in its entirety. We urge you to read the indenture, because it, and not this description, defines your rights as holders of the notes. You may request copies of the indenture and the form of the notes at our address set forth under the heading "Where You Can Find More Information" in this prospectus supplement. A copy of the indenture will be available upon request to CyrusOne.

General

        The notes will be issued pursuant to an indenture, dated December 5, 2019, among CyrusOne LP and CyrusOne Finance, as co-issuers, and Wells Fargo Bank, National Association, as trustee, and a supplemental indenture, to be dated as of        (together, the "indenture"), among CyrusOne LP and CyrusOne Finance, as co-issuers, CyrusOne, as guarantor, Wells Fargo Bank, National Association, as trustee, and Deutsche Bank Trust Company Americas, as registrar and paying agent.

        The notes will be senior unsecured obligations of the Issuers, will rank equally in right of payment with any existing and future unsecured senior indebtedness of the Issuers and will rank senior in right of payment to any future subordinated indebtedness of the Issuers, if any. The notes will be effectively subordinated in right of payment to all future secured indebtedness of the Issuers, if any, to the extent of the value of the collateral securing such Indebtedness and will be structurally subordinated in right of payment to all indebtedness and other liabilities, including trade payables, of CyrusOne LP's subsidiaries (other than CyrusOne Finance). As of September 30, 2019, after giving effect to this offering and the use of proceeds therefrom, as well as to the Refinancing, the Issuers would have had $        principal amount of debt outstanding, including €        principal amount of notes offered hereby, $1.2 billion principal amount of USD notes, $        principal amount under our Revolving Credit Facility, $1.1 billion principal amount under our Term Loans and $30.7 million of finance lease obligations. As of September 30, 2019, after giving effect to this offering and the use of proceeds therefrom, as well as to the Refinancing, the Issuers would have had the ability to borrow up to an additional $        under our Revolving Credit Facility (not giving effect to the unused portion of the accordion feature in our Credit Agreement, for which the Issuers do not have commitments), net of outstanding letters of credit of approximately $8.2 million, subject to satisfying certain financial tests. See "Risk Factors—We have significant outstanding indebtedness that involves significant debt service obligations, limits our operational and financial flexibility, exposes us to interest rate fluctuations and exposes us to the risk of default under our debt obligations." and "Risk Factors—The notes will be structurally junior in right of payment to the liabilities of any of the issuers' subsidiaries, and the guarantee will be structurally junior in right of payment to the liabilities of any of the guarantor's subsidiaries (other than the issuers)."

        The notes will initially be limited to an aggregate principal amount of €        . The Issuers may from time to time, without notice to or consent of existing holders of the notes, create and issue additional notes having the same terms and conditions as the notes offered by this prospectus supplement in all respects, except for the issue date and, under certain circumstances, the issue price and first payment of interest thereon; provided that such issuance complies with the covenants described under "—Certain Covenants." Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes; provided, however, that, if such additional notes will not be fungible with the applicable previously outstanding notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.

        Subject to compliance with covenants relating to our total outstanding debt, secured debt, maintenance of total unencumbered assets and debt service, the indenture will not limit the amount of debt we may issue under the indenture or otherwise.

        The notes will be issued in registered form and be represented by one or more global notes registered in the name of a nominee of, and deposited with, a common depositary for Euroclear and Clearstream, Luxembourg (which we may refer to along with its successors in such capacity as the common depositary), except under the limited circumstances described below under "—Book Entry, Delivery and Form." The notes will only be issued in registered form and in the minimum denomination of €100,000 and in integral multiples of €1,000 in excess thereof.

        If any interest payment date, stated maturity date, redemption date or repurchase date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. All payments will be made in euros.

        The terms of the notes provide that the Issuers are permitted to withhold from interest payments and payments upon a redemption or maturity of the notes any amounts the Issuers are required to withhold by law. For example, non-United States holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. See "Material United States Federal Income Tax Considerations—Non-U.S. Holders" in this prospectus supplement.

        Except as described in this prospectus supplement under the headings "—Certain Covenants—Limitations on Incurrence of Indebtedness" and "—Merger, Consolidation or Sale," the indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford you protection in the event of:

  •
  a highly leveraged or similar transaction involving us or any of our affiliates;

  •
  a change of control; or

  •
  a reorganization, restructuring, merger or similar transaction involving us or CyrusOne that may adversely affect you.

        The Issuers or one of their affiliates may, to the extent permitted by applicable law, at any time purchase notes at any price in the open market, by tender or by private agreement. Any notes so repurchased may not be reissued or resold and will be canceled promptly.

Guarantee

        CyrusOne will fully and unconditionally guarantee our obligations under the notes on a senior unsecured basis, including the due and punctual payment of principal of and interest and premium, if any, on the notes, whether at stated maturity, by declaration of acceleration, call for redemption, notice of repurchase or otherwise. The guarantee will be a senior unsecured obligation of CyrusOne, will rank equally in right of payment with any senior unsecured indebtedness of CyrusOne and will rank senior in right of payment to any future subordinated indebtedness of CyrusOne, if any. The guarantee will be effectively subordinated in right of payment to all future secured indebtedness of CyrusOne, if any, to the extent of the value of the collateral securing that indebtedness. The guarantee will be structurally subordinated in right of payment to all indebtedness and other liabilities, including trade payables, of CyrusOne's subsidiaries (other than the issuers).

Interest

        Interest on the notes will accrue at the rate of        % per year, from and including                        , 2020 or the most recent interest payment date to which interest has been paid or provided for, and will be payable annually in arrears on                        of each year, beginning on                        , 2021.

        We will make each interest payment to the holders in whose names the notes are registered at the close of business on the date that is (i) in the case of notes represented by a global note, the clearing system business day (which, for these purposes, is a day on which Euroclear and Clearstream, Luxembourg settle payments in euros) immediately prior to the relevant interest payment date and (ii) in all other cases, 15 calendar days prior to the relevant interest payment date (whether or not a business day) (for the purposes of clauses (i) and (ii), such day, the "Record Date"). Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated for the notes and the actual number of days from and including the last date on which interest was paid on the notes (or from                        , if no interest has been paid on the notes) to, but excluding, the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Market Association).

        If the Issuers redeem the notes in accordance with the terms of such notes, the Issuers will pay accrued and unpaid interest and premium, if any, to the holder that surrenders such notes for redemption. However, if a redemption falls after a Record Date and on or prior to the corresponding interest payment date, the Issuers will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding Record Date.

Maturity

        The notes will mature on                        , 2027, and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option, as described under "—Optional Redemption" below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Issuance in Euros

        Initial holders of the notes will be required to pay for the notes in euros, and principal, premium, if any, and interest payments and additional amounts, if any, in respect of the notes will be payable in euros, except as described below.

        If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted to U.S. dollars on the basis of the most recently available market exchange rate for euros, as determined by us in our sole discretion. The term "market exchange rate" means the noon buying rate in The City of New York for cable transfers of euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

        Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the indenture or the notes. Neither the trustee nor the paying agent will be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

        Holders of the notes will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See "Risk Factors" and "Material United States Federal Income Tax Considerations."

Payment of Additional Amounts

        All payments in respect of the notes will be made by or on behalf of us without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, we will pay to a beneficial owner who is not a United States person (as defined below) such additional amounts on the notes as are necessary in order that the net payment of the principal of, and premium or redemption price, if any, and interest on, such notes to such beneficial owner, after such withholding or deduction (including any withholding or deduction on such additional amounts), will not be less than the amount provided in such notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply:

  (a)
  to any tax, assessment or other governmental charge that would not have been imposed but for the beneficial owner, or a fiduciary, settlor, beneficiary, member or shareholder of the beneficial owner if the beneficial owner is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as (i) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of such notes, the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States, or being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States; (ii) being a controlled foreign corporation related to either issuer directly, indirectly or constructively through stock ownership for U.S. federal income tax purposes; or (iii) being an owner of a 10% or greater interest in voting stock of CyrusOne Inc. or CyrusOne Finance Corp. or the partnership interests of CyrusOne LP, each within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") or any successor provision;

  (b)
  to any holder that is not the sole beneficial owner of such notes, or a portion of such notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or a member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly from each issuer its beneficial or distributive share of the payment;

  (c)
  to any tax, assessment or other governmental charge imposed by reason of the holder's or beneficial owner's past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

  (d)
  to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or beneficial owner of the applicable notes to comply with any applicable certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

  (e)
  to any tax, assessment or other governmental charge that is imposed otherwise than by withholding or deducting from the payment;

  (f)
  to any estate, inheritance, gift, sales, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

  (g)
  to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any such note, if such payment can be made without such withholding by at least one other paying agent;

  (h)
  to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

  (i)
  to any tax, assessment or other governmental charge that would have been imposed but for presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder or beneficial owner thereof would have been entitled to additional amounts had the note been presented for payment on the last day of such 30 day period;

  (j)
  to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements or any successor provisions thereto (that are substantively comparable and not materially more onerous to comply with) and any regulations or official law, agreement or interpretations thereof in any jurisdiction implementing an intergovernmental approach thereto; or

  (k)
  in the case of any combination of the above listed items.

        Except as specifically provided under this heading "—Payment of Additional Amounts," we will not be required to make any payment for any present or future tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

        As used under this heading "—Payment of Additional Amounts" and under the heading "—Redemption for Tax Reasons" the term "United States" means the United States of America, any state thereof, and the District of Columbia, and the term "United States person" means (i) any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person for U.S. federal income tax purposes), (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) any trust if a U.S. court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial trust decisions, or if a valid election is in place to treat the trust as a United States person.

Optional Redemption

        The Issuers may redeem on any one or more occasions some or all of the notes before they mature. The redemption price will equal the sum of (1) an amount equal to one hundred percent

(100%) of the principal amount of the notes being redeemed plus accrued and unpaid interest up to, but not including, the redemption date and (2) a make-whole premium. Notwithstanding the foregoing, if any of the notes are redeemed on or after                        , 2026 (two months prior to the maturity date) (the "Par Call Date"), the redemption price will not include a make-whole premium, the redemption price will not include a make-whole premium.

        The Issuers will calculate the make-whole premium with respect to any notes redeemed before the Par Call Date as the excess, if any, of:

  •
  the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such notes matured on the Par Call Date from the redemption date to the Par Call Date (exclusive of any accrued interest) discounted to the redemption date on a semiannual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus                        basis points; or

  •
  100% of the principal amount of such notes.

        "Comparable Government Bond" means, in relation to any Comparable Government Bond Rate (as defined below) calculation, at the discretion of the Independent Investment Bank (as defined below) selected by us, a bond that is a direct obligation of the Federal Republic of Germany ("German government bond"), whose maturity is closest to the Par Call Date, or if the Independent Investment Bank in its discretion determines that such similar bond is not in issue, such other German government bond as the Independent Investment Bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

        "Comparable Government Bond Rate" means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day in London prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by the Independent Investment Bank selected by us.

        "Independent Investment Bank" means one of the Reference Bond Dealers that we shall appoint to act as the Independent Investment Bank.

        "Reference Bond Dealers" means Barclays Bank PLC, Merrill Lynch International and Deutsche Bank AG, London Branch (or their respective affiliates that are Primary Bond Dealers (as defined below)) and their respective successors; provided, however, that if any of the foregoing shall cease to be a broker or dealer of, and/or market maker in, German government bonds (a "Primary Bond Dealer"), we will substitute therefor another Primary Bond Dealer.

        The Issuers will give you notice of any optional redemption at least 15 but not more than 60 days before the redemption date, (i) in the case of notes represented by a global note, to and through Euroclear or Clearstream, Luxembourg for communication by them to the holders of interests in the notes to be redeemed, or (ii) in the case of definitive notes, to each holder of record of the notes to be redeemed at its registered address, except that notices of redemption may be mailed or sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance or a satisfaction and discharge of the indenture or in accordance with the immediately succeeding paragraph. The notice of redemption will specify, among other items, the redemption price and the principal amount of the notes held by such holder to be redeemed.

        If the Issuers decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of €100,000 and integral multiples of €1,000 in excess thereof) on a pro rata basis, by lot or such other method it deems fair and appropriate or as required by the depositary for the notes. In the event of any redemption of the notes in part, the Issuers will not be required to:

  •
  issue or register the transfer of any note during a period beginning at the opening of business 15 days before any selection of the notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of the notes to be so redeemed, or

  •
  register the transfer of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

        If notice has been given as provided in the indenture and the trustee holds funds sufficient to pay the redemption price of the notes on the redemption date, then on and after such date:

  •
  such notes will cease to be outstanding;

  •
  interest on such notes will cease to accrue; and

  •
  all rights of holders of such notes will terminate except the right to receive the redemption price.

        Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not the notes are in certificated form, together with the necessary endorsements, are delivered to the trustee.

        The Issuers will not redeem the notes on any date if the principal amount of the notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Redemption for Tax Reasons

        If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent tax counsel of recognized standing selected by us, will become obligated to pay additional amounts as described herein under the heading "—Payment of Additional Amounts" with respect to the notes, then we may at our option redeem the notes at any time, in whole, but not in part, having given not less than 15 nor more than 60 days prior notice, (i) in the case of notes represented by a global note, to and through Euroclear or Clearstream, Luxembourg for communication by them to the holders of interests in the notes to be redeemed, or (ii) in the case of definitive notes, to each holder of record of the notes to be redeemed at its registered address (except that notices of redemption may be mailed or sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance or a satisfaction and discharge of the indenture), at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest (including any additional amounts), if any, to, but excluding, the date of redemption.

Certain Covenants

Limitations on Incurrence of Indebtedness

        Limitation on Total Outstanding Indebtedness.    We will not, and will not permit any of our Subsidiaries to, Incur any Indebtedness, other than Intercompany Indebtedness and guarantees of Indebtedness Incurred by us or any of our Subsidiaries in compliance with the indenture governing the notes, if, immediately after giving effect to the Incurrence of such Indebtedness and the application of the proceeds thereof, Total Outstanding Indebtedness would be greater than 60% of Total Assets as of the end of the fiscal quarter covered in the annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, in the manner described under "—Reports," prior to such time.

        Secured Indebtedness.    In addition to the preceding limitation on the Incurrence of Indebtedness, we will not, and will not permit any of our Subsidiaries to, Incur any Secured Indebtedness, other than guarantees of Secured Indebtedness Incurred by us or any of our Subsidiaries in compliance with the indenture governing the notes, if, immediately after giving effect to the Incurrence of such Secured Indebtedness and the application of the proceeds thereof, the aggregate principal amount of Secured Indebtedness would be greater than 40% of Total Assets as of the end of the fiscal quarter covered in the annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, in the manner described under "—Reports," prior to such time.

        Ratio of Consolidated EBITDA to Interest Expense.    In addition to the preceding limitations on the Incurrence of Indebtedness, we will not, and will not permit any of our Subsidiaries to, Incur any Indebtedness other than Intercompany Indebtedness and guarantees of Indebtedness Incurred by us or any of our Subsidiaries in compliance with the indenture governing the notes, if the ratio of Consolidated EBITDA to Interest Expense for the most recent quarterly period covered in the annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, in the manner described under "—Reports," prior to such time, annualized (i.e., multiplied by four (4)) prior to the date on which such additional Indebtedness is to be Incurred shall have been less than 1.50:1.00 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

  •
  such Indebtedness and any other Indebtedness Incurred by us and our Subsidiaries since the first day of such quarterly period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period;

  •
  the repayment or retirement of any Indebtedness (other than Indebtedness repaid or retired with the proceeds of any other Indebtedness, which repayment or retirement shall be calculated pursuant to the preceding bullet and not this bullet) by us and our Subsidiaries since the first day of such quarterly period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

  •
  in the case of Acquired Indebtedness or Indebtedness Incurred in connection with any acquisition since the first day of such quarterly period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

  •
  in the case of any acquisition or disposition of any asset or group of assets or the placement of any assets in service or removal of any assets from service by us or any of our Subsidiaries from the first day of such quarterly period to the date of determination, including by merger, or stock or asset purchase or sale, the acquisition, disposition, placement in service or removal from service had occurred as of the first day of such period with appropriate adjustments to Interest Expense with respect to the acquisition, disposition, placement in service or removal from service being included in that pro forma calculation.

        With respect to any calculation required to be made pursuant to the terms of the indenture, for the avoidance of doubt any financial information for the most recent quarterly period covered in CyrusOne's annual report most recently furnished to holders of the notes or filed with the SEC, as the case may be, in the manner described under "—Reports," but not contained in such annual report will be calculated by us based on information reasonably derived from CyrusOne's accounting records.

        Unencumbered Assets.    We and our Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of Unsecured Indebtedness.

Reports

        For so long as the notes are outstanding and CyrusOne is subject to Section 13 or 15(d) of the Exchange Act, CyrusOne will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and current reports that CyrusOne is required to file with the SEC pursuant to such Section 13 or 15(d), such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which CyrusOne is required to file such documents. CyrusOne will be deemed to have furnished such reports to the trustee if it has filed such reports with the SEC using the EDGAR filing system and such reports are publicly available.

        For so long as the notes are outstanding and CyrusOne is not subject to Section 13 or 15(d) of the Exchange Act for any reason, CyrusOne will, at its option, either (i) post on a publicly available website, (ii) post on IntraLinks or any comparable password protected online data system requiring user identification and a confidentiality acknowledgement (a "Confidential Datasite"), or (iii) deliver to the trustee and the holders of the notes within 15 days of the Required Filing Date that would be applicable to a non-accelerated filer at that time pursuant to applicable SEC rules and regulations, the quarterly and audited annual financial statements that would have been required to be contained in quarterly reports on Form 10-Q and annual reports on Form 10-K, respectively, had CyrusOne been subject to Section 13 or 15(d) of the Exchange Act.

        Notwithstanding the foregoing, the reports and financial statements required to be provided by this "—Reports" covenant, may be those of (i) CyrusOne or (ii) any direct or indirect parent of CyrusOne rather than those of CyrusOne; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent, on the one hand, and the information relating to CyrusOne and its Subsidiaries on a standalone basis, on the other hand.

        Delivery of such reports and financial statements to the trustee is for informational purposes only and the trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants thereunder (as to which the trustee is entitled to rely conclusively on an officer's certificate). The trustee shall have no liability or responsibility for the filing, timeliness or content of any such report.

        Notwithstanding anything herein to the contrary, CyrusOne will not be deemed to have failed to comply with any provision of this covenant for purposes of the third bullet of the first paragraph under "—Events of Default" as a result of a late filing or provision of any required information or report until 90 days after the date any such information or report was due. To the extent any information is not provided within the time periods specified in this "—Reports" covenant and such information is subsequently provided, CyrusOne will be deemed to have satisfied its obligations with respect thereto at such time and any default or Event of Default with respect thereto shall be deemed to have been cured.

Certain Definitions

        Set forth below are certain defined terms used in this prospectus supplement and the indenture. We refer you to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this prospectus supplement for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition; provided that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of, or substantially concurrently upon consummation of, the transactions by which such Person becomes a Subsidiary will not be Acquired Indebtedness. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

        "Capitalization Rate" means 8.00%.

        "Consolidated EBITDA" means, for any period of time, without duplication, consolidated net income (loss) of CyrusOne and its Consolidated Subsidiaries plus amounts which have been deducted and minus amounts which have been added for, without duplication, (a) Interest Expense, (b) depreciation and amortization and other non-cash items deducted or added back in arriving at net income (loss), (c) provision for taxes based on income or profits, (d) non-recurring or other unusual items, as determined by us in good faith (including, all prepayment penalties and all costs or fees incurred in connection with any equity financing, debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)), (e) extraordinary items, (f) noncontrolling interests, (g) the income, expense, gain or loss attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP, and (h) gains or losses on dispositions of depreciable real estate investments, property valuation losses and impairment charges; provided, however, that in no event will Consolidated EBITDA include (x) net income (loss) (whether pursuant to the equity method of accounting or otherwise) on account of any of our or our Consolidated Subsidiaries' unconsolidated subsidiaries and other partially owned entities or (y) net income (loss) generated from our or our Consolidated Subsidiaries' real property under construction or Redevelopment Properties; provided, further, that all amounts for such period shall be reasonably determined by us in accordance with GAAP to the extent GAAP is applicable.

        Consolidated EBITDA will be adjusted, without duplication, to give pro forma effect: (i) in the case of any assets having been placed in service or removed from service from the beginning of the period to the date of determination, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the placement of the assets in service or removal of the assets from service as if the placement of the assets in service or removal of the assets from service occurred at the beginning of the period; and (ii) in the case of any acquisition or disposition of any asset or group of assets from the beginning of the period to the date of determination, including by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period.

        "Consolidated Financial Statements" means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements, of that Person and its Consolidated Subsidiaries prepared in accordance with GAAP.

        "Consolidated Subsidiary" means each Subsidiary of CyrusOne that is consolidated in the Consolidated Financial Statements for the most recent quarterly period covered in the annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, in the manner described under "—Reports."

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

        "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, assume, guarantee or otherwise become liable in respect of the Indebtedness or other obligation, and "Incurrence" and "Incurred" have meanings correlative to the foregoing. Indebtedness or other obligation of us or any Subsidiary of ours will be deemed to be Incurred by us or such Subsidiary whenever we or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof; provided that neither the accrual of interest nor the accretion of original issue discount will be considered to be an Incurrence of Indebtedness. Indebtedness or other obligations of a Subsidiary of ours existing prior to the time it became a Subsidiary of ours will be deemed to be Incurred upon such Subsidiary becoming a Subsidiary of ours; and Indebtedness or other obligation of a Person existing prior to a merger or consolidation of such Person with us or any Subsidiary of ours in which such Person is the successor to us or such Subsidiary will be deemed to be Incurred upon the consummation of such merger or consolidation. Any issuance or transfer of capital stock that results in Indebtedness constituting Intercompany Indebtedness being held by a Person other than us, CyrusOne or any Consolidated Subsidiary or any sale or other transfer of any Indebtedness constituting Intercompany Indebtedness to a Person that is not us, CyrusOne or any Consolidated Subsidiary, will be deemed, in each case, to be an Incurrence of Indebtedness that is not Intercompany Indebtedness at the time of such issuance, transfer or sale, as the case may be.

        "Indebtedness" of us, CyrusOne or any Consolidated Subsidiary means, without duplication, any of our indebtedness or that of any Consolidated Subsidiary, whether or not contingent, in respect of: (a) borrowed money evidenced by bonds, notes, debentures or similar instruments whether or not such indebtedness is secured by any lien existing on property owned by us or any Consolidated Subsidiary; (b) indebtedness for borrowed money of a Person other than us, CyrusOne or a Consolidated Subsidiary which is secured by any lien on property owned by us, CyrusOne or any Consolidated Subsidiary, to the extent of the lesser of (i) the amount of indebtedness so secured, and (ii) the fair market value of the property subject to such lien; (c) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; or (d) any lease of property by us, CyrusOne or any Consolidated Subsidiary as lessee which is reflected on our consolidated balance sheet as a finance lease in accordance with GAAP. Indebtedness also includes, to the extent not otherwise included, any obligation by us, CyrusOne or any Consolidated Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person (other than us or any of our Consolidated Subsidiaries) of the type described in clauses (a)-(d) of this definition; provided that (y) the term "Indebtedness" shall not include Permitted Non-Recourse Guarantees of us, CyrusOne or any Consolidated Subsidiary until such time as they become primary obligations of, and payments are due and required to be made thereunder by, us, CyrusOne or any Consolidated Subsidiary and (z), in the case of clause (d) of this definition, the term "Indebtedness" shall not include any lease of property by such person as lessee which is required to be reflected on such person's balance sheet as an operating lease in accordance with GAAP.

        "Intercompany Indebtedness" means Indebtedness to which the only parties are any of us, CyrusOne and any Consolidated Subsidiary (including CyrusOne GP); provided, however, that with respect to any such Indebtedness of which we or CyrusOne is the borrower, such Indebtedness is subordinate in right of payment to the notes.

        "Interest Expense" means, for any period of time, consolidated interest expense for such period of time, whether paid, accrued or capitalized, without deduction of consolidated interest income, of CyrusOne and its Consolidated Subsidiaries, including, without duplication, or, to the extent not so included, with the addition of (a) the portion of any rental obligation in respect of any finance lease obligation allocable to interest expense in accordance with GAAP and (b) the amortization of Indebtedness discounts, but excluding prepayment penalties, in all cases as reflected in the applicable

Consolidated Financial Statements. "Interest Expense" will be calculated on a pro forma basis (x) for any Indebtedness Incurred by us and our Subsidiaries since the first day of the applicable period and the application of proceeds therefrom and (y) the repayment or retirement of any Indebtedness by us and our Subsidiaries since the first day of the applicable period.

S-35

        "Non-Recourse Indebtedness" means Indebtedness of a Subsidiary of ours (or an entity in which we are the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of ours (or entity in which we are the general partner or managing member) that is the borrower and is non-recourse to us or any Subsidiary of ours (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of ours (or entity in which we are the general partner or managing member) that is the borrower); provided, further, that, if any such Indebtedness is partially recourse to us or any Subsidiary of ours (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the Subsidiary of ours (or entity in which we are the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Indebtedness that does meet the criteria set forth above shall constitute "Non-Recourse Indebtedness."

        "Person" means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

        "Redevelopment Property" means a property, or a distinct portion thereof, owned by us or a Consolidated Subsidiary (a) where the commenced leased square footage is less than 85% of the sum of net rentable square feet and redevelopment space, with reasonable adjustments to leased square footage determined in good faith by us, including adjustments for available power, required support space and common area and (b) that we reasonably characterize as held in whole or in part for redevelopment. Notwithstanding the foregoing, any property will no longer be considered to be a "Redevelopment Property" at the point at which such property's Consolidated EBITDA for the most recent quarterly period covered in the annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, in the manner described under "—Reports," prior to such time, annualized (i.e., multiplied by four (4)), capitalized at the Capitalization Rate exceeds its book value as determined in accordance with GAAP. For the avoidance of doubt, an individual parcel of property can be the site of one or more properties described in the immediately preceding sentence or Redevelopment Properties as determined in the good faith judgment of an officer of CyrusOne.

        "Permitted Non-Recourse Guarantees" means customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements and carve-out guarantees) provided under Non-Recourse Indebtedness in the ordinary course of business by us or any Subsidiary of ours in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of ours (or an entity in which we are the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to us or any of our other Subsidiaries, except for customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements or carve-out guarantees) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to nonrecourse liability).

        "Secured Indebtedness" means, as of any date, that portion of Total Outstanding Indebtedness as of that date that is secured by a mortgage, trust deed, deed of trust, deeds to secure Indebtedness, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

        "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such

Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (ii) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

        "Total Assets" as of any date means the sum, without duplication, of (a) Consolidated EBITDA for the most recent quarterly period covered in the annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, in the manner described under "—Reports," prior to such time, annualized (i.e., multiplied by four (4)), capitalized at the Capitalization Rate, (b) the undepreciated book value, of our and our Consolidated Subsidiaries' real property under construction and Redevelopment Property as of the end of the quarterly period used for purposes of clause (a) above, in each case as determined by us in good faith, and (c) for all assets of us and our Consolidated Subsidiaries other than the assets referred to in (a) and (b) above, the undepreciated book value as determined in accordance with GAAP (but excluding accounts receivable, non-real estate intangible assets, and right-of-use assets associated with leases of property required to be reflected as operating leases on the balance sheet of the annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, in the manner described under "—Reports," prior to such time). For the avoidance of doubt, (x) the assets in clause (c) of the immediately preceding sentence will include all cash and cash equivalents and the fair market value of all investments in equity securities with readily determinable fair value (but excluding all cash and cash equivalents applied to defease or discharge any indebtedness), and (y) an individual parcel of property can be the site of one or more properties, and separate portions of the same parcel of property can (i) contribute to Consolidated EBITDA in clause (a) of the immediately preceding sentence, (ii) be a Redevelopment Property or (iii) be real property under construction or land, in each case, as determined in the good faith judgment of an officer of CyrusOne.

        "Total Outstanding Indebtedness" means, as of any date, the sum, without duplication, of (1) the aggregate principal amount of all outstanding Indebtedness of CyrusOne as of that date, excluding Intercompany Indebtedness; and (2) the aggregate principal amount of all outstanding Indebtedness of CyrusOne LP's Consolidated Subsidiaries, all as of that date, excluding Intercompany Indebtedness.

        "Total Unencumbered Assets" means, as of any time, the sum of (a) Unencumbered Consolidated EBITDA for the most recent quarterly period covered in the annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, in the manner described under "—Reports," prior to such time, annualized (i.e., multiplied by four (4)), capitalized at the Capitalization Rate, and (b) to the extent not subject to any Secured Indebtedness, the value of the assets described in clauses (b) and (c) of the definition of Total Assets; provided, however, that all investments by us and our Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included (it being understood that investments in equity securities with readily determinable fair value shall not be covered by this proviso; provided, however, that such investments in equity securities with readily determinable fair value are not securing, or applied to defease or discharge, in each case as of that date, any indebtedness, including mortgages and other notes payable).

        "Unencumbered Consolidated EBITDA" means, for any quarter, Consolidated EBITDA for the most recent quarterly period covered in the annual or quarterly report most recently furnished to holders of the notes or filed with the SEC, as the case may be, in the manner described under "—Reports," prior to the time of determination, less any portion thereof attributable to any properties or assets subject to any Secured Indebtedness, as determined in good faith by us.

        "Unsecured Indebtedness" means that portion of Total Outstanding Indebtedness that is not Secured Indebtedness.

No Protection in the Event of a Change of Control

        The notes will not contain any provisions that may afford holders of the notes protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of the notes.

Merger, Consolidation or Sale

        CyrusOne LP and CyrusOne may consolidate with, or sell, lease or convey all or substantially all of their respective assets to, or merge with or into, any other entity, provided that the following conditions are met:

  •
  CyrusOne LP or CyrusOne, as the case may be, shall be the continuing entity, or the successor entity (if other than CyrusOne LP or CyrusOne, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume payment of the principal of and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture;

  •
  immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

  •
  an officers' certificate and opinion of counsel shall be delivered to the trustee, in each case, covering these conditions and stating that such consolidation, sale, lease, conveyance, or merger, complies with the provisions of the indenture.

Events of Default

        The indenture provides that the following events are "Events of Default" with respect to the notes:

  •
  default for 30 days in the payment of any installment of interest under the notes;

  •
  default in the payment of the principal amount or redemption price due with respect to the notes, when the same becomes due and payable;

  •
  our failure to comply with any of our other agreements in the notes or the indenture upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the notes then outstanding and our failure to cure (or obtain a waiver of) such default within 90 days after we receive such notice;

  •
  failure to pay any Indebtedness (other than Non-Recourse Indebtedness) that is (a) of CyrusOne LP, CyrusOne Finance, CyrusOne, any Subsidiary in which CyrusOne LP has invested at least $75,000,000 in capital (a "Significant Subsidiary") or any entity in which CyrusOne LP is the general partner, and (b) in an outstanding principal amount in excess of $75,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which Indebtedness (other than Non-Recourse Indebtedness) is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding notes); or

  •
  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of CyrusOne LP, CyrusOne Finance, CyrusOne or any Significant Subsidiary or any substantial part of their respective property.

        If an Event of Default under the indenture occurs and is continuing (other than an Event of Default specified in the last bullet above, which shall result in an automatic acceleration), then, in every case, the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of all of the notes to be due and payable immediately by written notice thereof to CyrusOne LP (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of outstanding notes may rescind and annul the declaration and its consequences if:

  •
  CyrusOne LP, CyrusOne Finance, or CyrusOne shall have deposited with the trustee all required payments of the principal of and interest and premium on the notes, plus certain fees, expenses, disbursements and advances of the trustee; and

  •
  all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest and premium on the notes, have been cured or waived as provided in the indenture.

        The indenture also provides that the holders of not less than a majority in principal amount of the outstanding notes may waive any past default with respect to the notes and its consequences, except a default:

  •
  in the payment of the principal of or interest or premium on the notes (provided, however, that the holders of a majority in principal amount of the outstanding notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration); or

  •
  in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected thereby.

        The trustee will be required to give notice to the holders of the notes within 90 days of a default with respect to the notes actually known to the trustee under the indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the notes of any default (except a default in the payment of the principal of or interest and premium on the notes) if the trustee considers such withholding to be in the interest of the holders of the notes.

        The indenture provides that no holder of the notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of indemnity satisfactory to the trustee. This provision will not prevent, however, any holder of the notes from instituting suit for the enforcement of payment of the principal of and interest or premium on the notes at the due date thereof.

        Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the notes then outstanding under the indenture, unless the holders of the notes shall have offered to the trustee security or indemnity reasonably satisfactory to it. The holders of a majority in principal amount of the outstanding notes (or of all the notes then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, or which a responsible officer of the trustee determines would involve the trustee in personal liability.

        Any default or Event of Default resulting from the failure to deliver a notice, report or certificate under the indenture shall cease to exist and be cured in all respects if the underlying default or Event of Default giving rise to such notice, report or certificate requirement shall have ceased to exist or be cured.

        Within 120 days after the close of each fiscal year, CyrusOne LP and CyrusOne must deliver an officers' certificate certifying to the trustee whether or not the signing officers have knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Modification and Waiver

        Modifications and amendments of the indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding notes; provided, however, that no modification or amendment may, without the consent of each holder affected:

  •
  reduce the amount of the notes whose holders must consent to an amendment or waiver;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on the notes;

  •
  reduce the principal of or premium on or change the fixed maturity of the notes;

  •
  waive a default in the payment of the principal of or premium or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

  •
  make the principal of or premium or interest on the notes payable in a currency other than that stated in the notes;

  •
  make any change to certain provisions of the indenture relating to, among other things, the right of holders of the notes to receive payment of the principal of or premium or interest on the notes and to institute suit for the enforcement of any such payment and to waivers or amendments;

  •
  waive a redemption payment; or

  •
  release CyrusOne as guarantor of the notes other than as provided in the indenture.

        Notwithstanding the foregoing, modifications and amendments of the indenture will be permitted to be made by CyrusOne LP, CyrusOne Finance, CyrusOne and the trustee without the consent of any holder of the notes for any of the following purposes:

  •
  to cure any ambiguity, defect or inconsistency in the indenture or the notes;

  •
  to evidence a successor to CyrusOne LP or CyrusOne Finance as obligor or CyrusOne as guarantor under the indenture;

  •
  to make any change that does not adversely affect the interests of the holders of the notes;

  •
  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or to comply with the requirements of any applicable securities depositary;

  •
  to provide for uncertificated notes in addition to or in place of certificated notes;

  •
  to reflect the release of CyrusOne, as guarantor, in accordance with the provisions of the indenture;

  •
  to reflect the release of CyrusOne Finance, as an issuer;

  •
  to secure the notes (or to release collateral previously added pursuant to this clause);

  •
  to add guarantors (or to release guarantors previously added pursuant to this clause); and

  •
  to conform the text of the indenture, the guarantee or the notes to any provision of this Description of the Notes to the extent that such provision in this Description of the Notes was intended to be a verbatim recitation of a provision of the indenture, the guarantee or the notes (which intent will be established by an officers' certificate delivered by CyrusOne LP to the Trustee).

        In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of the notes, the indenture provides that notes owned by CyrusOne LP, CyrusOne Finance, or any other obligor upon the notes or any affiliate of CyrusOne LP or of the other obligor shall be disregarded.

Trustee, Registrar and Paying Agent

        Wells Fargo Bank, National Association will initially act as the trustee, and Deutsche Bank Trust Company Americas will be the registrar and paying agent for the notes, subject to replacement at our option.

        If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity satisfactory to it.

        If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, stockholder, member or partner of CyrusOne LP, CyrusOne Finance, or CyrusOne or any of their respective Subsidiaries, as such, will have any liability for any obligations of CyrusOne LP, CyrusOne Finance or CyrusOne under the notes, the indenture, the guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-Entry, Delivery and Form

        The notes will initially be issued in the form of one or more permanent global notes in fully registered, book-entry form. The global notes will be registered in the name of a nominee of, and deposited with, a common depositary for Euroclear and Clearstream, Luxembourg. The notes will not be issued in a form that would, on the date of this prospectus supplement, enable them to satisfy the European Central Bank's criteria to be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem. Any such recognition in the future will depend upon the European Central Bank being satisfied that the Eurosystem eligibility criteria then in effect have been met.

        Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of Euroclear or Clearstream, Luxembourg. Beneficial interests in the global notes may not be exchanged for definitive notes except in the limited circumstances described below. See "—Exchange of Global Notes for Definitive Notes." Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive definitive notes.

Global Clearance and Settlement

        The description in this section reflects our understanding of the rules and procedures of Euroclear and Clearstream, Luxembourg as they are in effect as of the date of this prospectus supplement. Those systems could change their rules and procedures at any time.

        Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as accountholders in Euroclear and Clearstream, Luxembourg (together, the "ICSDs"). Investors may hold interests in the global notes through either Euroclear or Clearstream, Luxembourg, either directly if they are accountholders in such systems, or indirectly through organizations that are accountholders in such systems. CyrusOne LP will be considered the issuer of the notes for purposes of the ICSDs.

        Euroclear and Clearstream, Luxembourg each holds securities of institutions that have accounts with the ICSD ("participants") and facilitates the clearance and settlement of securities transactions among their participants in such securities by electronic book-entry transfer between their respective participants, thereby eliminating the need for physical movement of securities certificates. The ICSDs' participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to the ICSDs' book-entry system is also available to others such as banks, brokers, dealers and trust companies ("indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly. Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depository and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

        We expect that pursuant to procedures established by the ICSDs, upon the deposit of the global notes with the common depositary, the ICSDs will credit, on their book-entry registration and transfer systems, the interest in the notes represented by such global notes to the accounts of participants. The accounts to be credited shall be designated by the underwriters of the notes. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the ICSDs (with respect to participants' interests) and such participants and indirect participants (with respect to the owners of beneficial interests in the global notes other than participants).

        So long as the nominee of the common depositary is the registered holder and owner of the global notes, such nominee will be considered the sole legal owner and holder of the notes evidenced by the global notes for all purposes of such notes. Except as set forth below, as an owner of a beneficial interest in the global notes, you will not be entitled to have the notes represented by the global notes registered in your name, will not receive or be entitled to receive physical delivery of definitive notes and will not be considered to be the owner or holder of any notes under the global notes. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global notes desires to take any action that the nominee of the common depositary, as the holder of the global notes, is entitled to take, the common depositary will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        All payments on notes represented by the global notes registered in the name of the nominee of the common depositary will be made to the ICSDs or the nominee of the common depositary, as the case may be, as the registered owner and holder of the global notes, and our obligations to make payment on notes will, to the extent of such payments to the ICSDs or, as the case may be, the nominee of the common depositary, be discharged.

        We expect that the ICSDs, upon receipt of any payment on the global notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global notes as shown on the records of the ICSDs. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global notes held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global notes for any notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the ICSDs and their participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global notes owning through such participants or indirect participants.

        Although the ICSDs customarily operate the foregoing procedures in order to facilitate transfers of interests in the global notes among participants or indirect participants of the ICSDs, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by either ICSD or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Secondary Transfers

        Transfers of any interests in notes represented by a global note within Euroclear and Clearstream, Luxembourg will be effected in accordance with the customary rules and operating procedures of the relevant clearing system.

        On or after the issue date of the notes, transfers of notes represented by a global note between accountholders in Clearstream, Luxembourg and Euroclear will generally have a settlement date two clearing system business days (which, for these purposes, is a day on which Euroclear and Clearstream, Luxembourg settle payments in euro) after the trade date (T+2).

        None of the us, the trustee, the paying agent or any underwriter will be responsible for any performance by Euroclear or Clearstream, Luxembourg or their accountholders of their respective obligations under the rules and procedures governing their operations and none of them will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the notes represented by a global note or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Same-Day Settlement and Payment

        We will make payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest and additional amounts, if any) by wire transfer of immediately available funds to the account specified by the paying agent; provided, however, that at our option payment in respect of definitive notes may be made by (1) check mailed to the address of the person entitled thereto as such address shall appear in the security register on the Record Date or (2) wire transfer as directed by the holder of the relevant notes, in immediately available funds to accounts maintained by the holder of notes or its nominee; provided further that in the case of a definitive note (x) the holder thereof shall have provided written wiring instructions to the paying agent on or before the related Record Date and (y) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check mailed to the address of such holder specified in the security register on the Record Date.

        If the principal of or any premium or interest or additional amounts on the notes or amounts payable upon any redemption of the notes is payable on a day that is not a Payment Business Day, the payment will be made on the following Payment Business Day without the accrual of any interest on that payment.

        For these purposes "Payment Business Day" means any day that is:

  (a)
  a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and the City of London and, in the case of definitive notes only, the relevant place of presentation; and

  (b)
  a day on which the TARGET 2 System is open for the settlement of payment in euros.

        For these purposes "TARGET 2 System" means the Trans-European Automatic Real-Time Gross Settlement Express Transfer (TARGET 2) System (or any successor thereto).

Exchange of Global Notes for Definitive Notes

        We will issue definitive notes upon surrender of the global notes in accordance with their terms only if:

  (a)
  an Event of Default has occurred and is continuing; or

  (b)
  either Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days or more (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the trustee is available; or

  (c)
  we would suffer a disadvantage as a result of a change in laws or regulations (taxation or otherwise) or as a result of a change in the practice of Euroclear and/or Clearstream, Luxembourg which would not be suffered were the notes in definitive form and a certificate to such effect signed by one of our authorized signatories is given to the trustee.

        Thereupon (in the case of (a) or (b) above) the holder of a global note (acting on behalf of one or more of the accountholders) or the trustee may give notice to us and (in the case of (c) above) we may give notice to the trustee and the noteholders, of our intention to exchange a global note for definitive notes on or after the Exchange Date (as defined below).

        On or after the Exchange Date the holder of the global note may, or in the case of (c) above, shall surrender it to or to the order of the trustee or registrar. In exchange for the global note, we shall deliver, or procure the delivery of, an equal aggregate principal amount of definitive notes, security printed in accordance with any applicable legal and stock exchange requirements. On exchange of the global note, we will procure that it is cancelled.

        For these purposes, "Exchange Date" means a day specified in the notice requiring exchange falling not less than 60 days after that on which the notice requiring exchange is given and being a day on which banks are open for general business in London, the place in which the specified office of the trustee is located and, except in case of exchange pursuant to (b) above, in the place in which Euroclear and Clearstream, Luxembourg are located.

        In all cases, definitive notes delivered in exchange for any global note or beneficial interest in any global note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the holder of the relevant global notes, provided that the denomination of any definitive note may not, at any time, be less than €100,000.

        Neither we nor the trustee will be liable for any delay by the holder of the relevant global notes identifying the holders of beneficial interests in the global notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from Euroclear or Clearstream, Luxembourg for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the definitive notes to be issued).

Notices

        So long as any notes are represented by a global note and such global note is held on behalf of a clearing system, (i) notices to the holders of notes may be given by delivery of the relevant notice to that clearing system for communication by it to entitled accountholders, and (ii) notices to holders of notes may be given to us through the clearing systems in accordance with the rules and regulations of the clearing systems in effect from time to time.

Governing Law

        The indenture, the notes and the guarantee will be governed by, and construed in accordance with, the law of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

Listing

        Currently, there is no public market for the notes. We intend to apply to list the notes on NASDAQ. The listing application will be subject to approval by NASDAQ. We currently expect trading in the notes on NASDAQ to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Additionally, there is no assurance the notes will be listed.

DESCRIPTION OF OTHER INDEBTEDNESS

        The following is a summary of the material terms of our outstanding debt instruments other than the notes and the USD notes. The following is only a summary of the applicable agreements. The following summary does not purport to be complete, and is qualified by reference to our operative agreements governing our outstanding indebtedness, including the definitions of certain terms therein that are not otherwise defined in this prospectus supplement.

Credit Agreement

        On March 29, 2018, our operating partnership entered into a $3.0 billion unsecured credit facility. The new credit facility consists of a $1.7 billion revolving credit facility (the "Revolving Credit Facility"), which includes a $750.0 million multicurrency borrowing sublimit, a 5-year term loan with commitments totaling $1.0 billion ("2023 Term Loan") and a $300.0 million 7-year term loan ("2025 Term Loan") (collectively, the "Credit Agreement"). We borrowed $700.0 million under the 2023 Term Loan on March 31, 2018, and the 2023 Term Loan includes a delayed draw feature which allows our operating partnership to draw $300.0 million in up to three tranches over a six-month period in multiple currencies. The Revolving Credit Facility has the option to borrow in non-USD currencies and includes a one-year option which, if exercised by our operating partnership, would extend the final maturity to March 2023. The Credit Agreement also includes an accordion feature providing for an aggregate increase in the revolving and term loan components to $3.8 billion, subject to certain conditions. The Revolving Credit Facility, 2023 Term Loan and 2025 Term Loan are prepayable at our option.

        In connection with obtaining an investment grade rating in May 2019, we shifted to a ratings-based pricing grid under the Revolving Credit Facility, and we paid commitment fees for the unused amount of borrowings on the Revolving Credit Facility pursuant to which we pay a facility fee calculated based on the aggregate revolving commitments. The facility fee rate varies based on ratings-based pricing levels, and as of September 30, 2019 was equal to 0.25% per annum of the aggregate revolving commitments. As of September 30, 2019, amounts outstanding under our credit agreement had a weighted average variable interest rate of monthly LIBOR plus 1.35%. Monthly LIBOR as of September 30, 2019 was 2.05%.

        The Credit Agreement requires that the total indebtedness of CyrusOne and its subsidiaries shall not exceed 60% of the gross value of the assets of CyrusOne and its subsidiaries, determined based on the capitalized value of the stabilized properties of CyrusOne and its subsidiaries for the preceding fiscal quarter multiplied by four, the book value of the stabilized properties acquired by CyrusOne and its subsidiaries during the four fiscal quarters most recently ended, the book value of development properties owned by CyrusOne and its subsidiaries, unrestricted cash and cash equivalents held by CyrusOne and its subsidiaries, the book value of land assets held by CyrusOne and its subsidiaries and the book value of mortgage notes held by CyrusOne and its subsidiaries. The Credit Agreement also requires that our operating partnership maintain a minimum consolidated EBITDA to consolidated fixed charges ratio of not less than 1.50 to 1.00, that total unsecured indebtedness of CyrusOne and its subsidiaries may not exceed 60% (or 65% during the four consecutive fiscal quarters immediately following certain material acquisitions) of the unencumbered asset value of the operating partnership and its subsidiaries, that the operating partnership maintain a maximum unencumbered net operating income to debt service on consolidated total unsecured indebtedness of not less than 1.50 to 1.00 and that CyrusOne maintains a minimum consolidated net worth of $3.26 billion.

        As of January 13, 2020, we had $800.0 million, $300.0 million and $649.4 million principal amount outstanding under the 2023 Term Loan, the 2025 Term Loan and the Revolving Credit Facility, respectively, and additional borrowing capacity under the Credit Agreement was approximately

$1.1 billion ($1.1 billion under the Revolving Credit Facility and zero under the 2023 Term Loan), net of $8.2 million of outstanding letters of credit.

Senior Notes

        On December 5, 2019, we issued $600 million aggregate principal amount of 2.900% Senior Notes due 2024 and $600 million aggregate principal amount of 3.450% Senior Notes due 2029 (together, the "USD notes"). We used the net proceeds from the USD notes offering (i) to complete a consent solicitation (the "Consent Solicitation") and cash tender offer to purchase (the "Tender Offer") any and all of our $700 million aggregate principal amount outstanding of the 5.000% Senior Notes due 2024 (the "Existing 2024 Notes") and any and all of our $500 million aggregate principal amount outstanding of the 5.375% Senior Notes due 2027 (the "2027 Notes" and, together with the Existing 2024 Notes, the "Existing Notes"), (ii) to redeem and discharge such portion of the Existing Notes subject to the Tender Offer that are not purchased in the Tender Offer, (iii) to pay related premiums, fees, discounts and expenses and (iv) for general corporate purposes. The USD offering and the use of proceeds therefrom, together with the Tender Offer and Consent Solicitation, are referred to herein as the "Refinancing."

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax considerations of the purchase, ownership and disposition of the notes. This summary only applies to investors who will hold their notes as "capital assets" under the Code and purchase their notes for cash upon initial issuance at the initial offering price for the notes.

        This summary is based upon current U.S. federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, expatriates, broker-dealers, REITs, regulated investment companies, traders in securities who elect a mark-to-market method of accounting, tax-exempt organizations, persons that will hold the notes as a part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, entities treated as partnerships for U.S. federal income tax purposes or investors therein, persons subject to alternative minimum tax, or U.S. Holders (as defined below) that have a "functional currency" other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any U.S. federal tax laws other than U.S. federal income tax laws (such as estate or gift tax laws) or any foreign, state or local tax considerations. Each prospective investor is urged to consult its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the purchase, ownership or disposition of the notes.

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of a note that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust, if (a) a U.S. court can exercise primary supervision over the administration of the trust and one or more "United States persons" within the meaning of the Code control all substantial trust decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. A beneficial owner of a note that for U.S. federal income tax purposes is an individual, corporation, estate or trust that is not a U.S. Holder is referred to herein as a "Non-U.S. Holder."

        If an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of the notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership considering an investment in the notes, and partners in such a partnership, are urged to consult their tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the notes.

U.S. Holders

        Stated interest.    Interest on a note will generally be taxable to a U.S. Holder as ordinary interest income at the time it is paid or accrued, in accordance with the U.S. Holder's regular method of tax accounting for U.S. federal income tax purposes.

        If you are a U.S. Holder that uses the cash receipts and disbursements method of accounting for tax purposes, you would recognize income equal to the U.S. dollar value of the euro interest payments, based on the euro/ U.S. dollar exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

        If you are a U.S. Holder that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment by using one of two methods. Under the first method, you would determine the amount of income accrued based on the average euro/ U.S. dollar exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

        If you elect the second method, you would determine the amount of income accrued on the basis of the euro/ U.S. dollar exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the euro/ U.S. dollar exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it would apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the IRS.

        When a U.S. Holder actually receives an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your note, the U.S. Holder will recognize ordinary income or loss measured by the difference, if any, between the euro/ U.S. dollar exchange rate that the U.S. Holder used to accrue interest income and the euro/ U.S. dollar exchange rate in effect on the date of receipt, regardless of whether the U.S. Holder actually converts the payment into U.S. dollars.

        Sale, retirement, or redemption of the notes.    Upon a sale, retirement, or redemption of the notes, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between the amount realized in respect of the notes and the U.S. Holder's adjusted tax basis in such notes. The amount realized will include the amount of any cash and the fair market value of any property received for the notes (other than any amount attributable to accrued but unpaid interest, which will be taxable as ordinary income (as described above under "—Stated Interest") to the extent not previously included in income). If your note is sold or retired for an amount in euros, the amount you realize would be the U.S. dollar value of such amount on the date the note is disposed of or retired, except that in the case of a note that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, would determine the amount realized on a sale of the notes based on the U.S. dollar value of the euros on the settlement date of the sale.

        A U.S. Holder's adjusted tax basis in a note generally will equal the U.S. dollar value of the offering price for the note, determined as of the issue date for the notes. Any gain or loss that you recognize upon the sale, redemption or retirement of a note will generally be capital gain or loss, except that any such gain or loss will be ordinary gain or loss to the extent attributable to changes in the U.S. dollar/euro exchange rate between the date that the U.S. Holder acquired the note and the date of the sale, redemption or retirement of the note. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period for the note is more than one year at the time of disposition. For non-corporate U.S. Holders, long-term capital gain generally will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

        Exchange of amounts in euros.    Your tax basis in the euros you receive as interest on your note or on the sale or retirement of your note, would equal the U.S. dollar value of such euros at the time that the interest is received or at the time of the sale or retirement. If you purchase euros, you generally would have a tax basis equal to the U.S. dollar value of the euros on the date of your purchase. If you sell or dispose of euros, including if you use the euros to purchase notes or exchange the euros for U.S. dollars, you would recognize ordinary gain or loss equal to the difference between your tax basis in the euros and their U.S. dollar value at the time of disposition.

        Additional tax on net investment income.    Certain U.S. Holders who are individuals, estates or trusts will be subject to a 3.8% surtax on the lesser of (i) the U.S. Holder's "net investment income" for the relevant taxable year (or "undistributed net investment income" in the case of an estate or trust) and (ii) the excess of the U.S. Holder's modified adjusted gross income (or adjusted gross income, in the case of an estate or trust) for the taxable year over a certain threshold (which in the case of an individual will be between $125,000 and $250,000, depending on the individual's circumstances). A U.S. Holder's net investment income generally will include its gross interest income, foreign currency income, and its net gains from the disposition of the notes, unless such income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is an individual, estate or trust is urged to consult its own tax advisor regarding the applicability of this surtax to its income and gains in respect of its investment in the notes.

Non-U.S. Holders

        Interest.    Subject to the discussions below concerning backup withholding and FATCA, all payments of interest on the notes made to a Non-U.S. Holder will be exempt from U.S. federal income and withholding tax; provided that: (1) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of voting stock of CyrusOne Inc. or CyrusOne Finance Corp., (2) if CyrusOne LP is ever classified as a partnership for U.S. federal income tax purposes, such Non-U.S. Holder does not own, actually or constructively, 10% or more of the partnerships interests of CyrusOne LP, (3) such Non-U.S. Holder is not a controlled foreign corporation with respect to which either issuer is a "related person" (within the meaning of Section 864(d)(4) of the Code), (4) the beneficial owner of the notes certifies, under penalties of perjury, to the applicable withholding agent on IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) that it is not a U.S. person and provides certain other information or satisfies certain other certification requirements and (5) such payments are not effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States. An intermediary through which a note is held must also satisfy certain certification requirements in order to ensure that payments of interest on the notes are not subject to withholding tax.

        If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will be subject to a 30% U.S. federal withholding tax, unless such Non-U.S. Holder provides us with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States and is includible in such Non-U.S. Holder's gross income.

        Sale, retirement or redemption of the notes.    Subject to the discussions below concerning backup withholding and FATCA and except with respect to accrued but unpaid interest, which generally will be taxable as interest and may be subject to the rules described above under "—Interest," a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale or redemption of a note, unless in the case of gain (1) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, in which case such gain will be taxed as described below under "—Income effectively connected with a U.S. trade or business," or (2) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, in which case such Non-U.S. Holder will be subject to tax at 30% (or, if applicable, a lower treaty rate) on the gain derived from such disposition, which may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

        Income effectively connected with a U.S. trade or business.    If a Non-U.S. Holder of notes is engaged in a trade or business in the United States, and if interest on the notes or gain realized on the sale, retirement or redemption of the notes is effectively connected with the conduct of such trade or business, the Non-U.S. Holder generally will be subject to regular U.S. federal income tax on such income or gain in the same manner as if the Non-U.S. Holder were a U.S. Holder. If the Non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and the Non-U.S. Holder's country of residence, any "effectively connected" income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States. In addition, if such a Non-U.S. Holder is a foreign corporation, such holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of its effectively connected earnings and profits, subject to certain adjustments. Payments of interest that are effectively connected with a U.S. trade or business generally will not be subject to the 30% U.S. federal withholding tax provided that the Non-U.S. Holder claims exemption from withholding. To claim exemption from withholding, the Non-U.S. Holder must certify its qualification, which generally can be done by filing a properly executed IRS Form W-8ECI (or other applicable form).

Treasury Regulations Requiring Disclosure of Reportable Transactions

        Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a "Reportable Transaction"). Under these regulations, a U.S. Holder (or a Non-U.S. Holder that holds the notes in connection with a U.S. trade or business) that recognizes a loss with respect to the notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes.

Information Reporting and Backup Withholding

        U.S. Holders.    Payments of interest on, or the proceeds of the sale, retirement or redemption of, a note are generally subject to information reporting unless the U.S. Holder is an exempt recipient (such as a corporation). Such payments may also be subject to U.S. federal backup withholding if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

        Non-U.S. Holders.    A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a United States person in order to avoid backup withholding with respect to payments of interest on, or the proceeds of the sale, retirement or redemption of, a note. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the Non-U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS. In certain circumstances, the name and address of the beneficial owner and the amount of interest paid on a note, as well as the amount, if any, withheld, may be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

FATCA

        Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or "FATCA") on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution enters into an agreement with the U.S. Department of the Treasury to undertake to identify accounts held by certain "specified United States persons" or "United States owned foreign entities" (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States regarding FATCA may be subject to different rules.

        While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019, recently proposed U.S. Treasury regulations eliminate FATCA withholding on payments of gross proceeds. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued.

        Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

        Barclays Bank PLC, Merrill Lynch International and Deutsche Bank AG, London Branch are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each of the underwriters named below has severally and not jointly agreed to purchase, and we have agreed to sell to each of the underwriters, the principal amount of the notes set forth opposite each underwriter's name below.

Underwriter	Principal Amount of Notes
Barclays Bank PLC	€
Merrill Lynch International
Deutsche Bank AG, London Branch
TOTAL	€

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes are subject to approval of legal matters by counsel and other conditions. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all the notes sold under the underwriting agreement if they purchase any of the notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the notes may be terminated.

        We have agreed to indemnify the underwriters and their respective directors and officers, controlling persons and affiliates against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters and their respective directors and officers, controlling persons and affiliates may be required to make in respect of those liabilities.

        After the initial public offering of the notes, the offering price and other selling terms may be changed by the underwriters. Sales of the notes made outside of the United States may be made by affiliates of the underwriters. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The underwriting fee is equal to the public offering price less the amount paid by the underwriters to us for the notes. The following table shows the underwriting discounts and commissions to be paid to the underwriters.

	Per Note	Total
% Senior Notes due 2027	€	€

        We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately €            .

        We expect that delivery of the notes will be made against payment therefor on or about            , which will be the            business day following the date of pricing of the notes, or "T+    ." Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day preceding the date of delivery hereunder will be required, by virtue of the fact that the notes initially settle in T+    , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their own advisors.

        The notes will constitute a new class of securities with no established trading market. Although we intend to apply for listing of the notes for trading on NASDAQ, no assurance can be given that the notes will become or will remain listed. The listing application will be subject to approval by NASDAQ. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. We cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower than the initial offering price for such notes or that an active trading market for the notes will develop and continue after this offering. Accordingly, we cannot assure you as to the liquidity of, or the trading market for the notes.

        In connection with the issuance of the notes, Deutsche Bank AG, London Branch as "stabilization manager" (or person(s) acting on its behalf) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may cease at any time, but it must end no later than the earlier of (i) 30 days after the issue date of the notes and (ii) 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the stabilization manager (or person(s) acting on its behalf) in accordance with all applicable laws and rules.

        We and the issuers have agreed not to offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the issuers or us and having a tenor of more than one year for a period of 30 days after the date of this prospectus supplement, in each case, without the prior written consent of Barclays Bank PLC, on behalf of the underwriters.

Other relationships

        The underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and/or instruments of ours or our affiliates. Of the underwriters (or their affiliates) that have lending relationships with us, certain of them routinely hedge and others may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and/or their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        As described above, the issuers intend to use the net proceeds from this offering to settle certain currency swaps, repay some Euro denominated revolver borrowings and for general corporate purposes, including financing some of our development activities in Europe. Affiliates of Barclays Bank PLC, Deutsche Bank AG, London Branch and Merrill Lynch International are lenders under our Revolving Credit Facility, and to the extent that we use a portion of the net proceeds from this offering to repay borrowings outstanding under our Revolving Credit Facility, the applicable affiliates will receive their proportionate shares of any such amount. In addition, affiliates of Barclays Bank PLC, Deutsche Bank AG, London Branch and Merrill Lynch International are selling agents under our at-the-market equity distribution program, pursuant to which we may sell shares of our common stock having an aggregate gross sales price of up to $750 million.

Notice to prospective investors in the EEA

        None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation. This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that the Notes have not been offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision, the expression "retail investor" means a person who is one (or more) of the following:

  (a)
  a retail client as defined in point (11) of Article 4(1) of MiFID II; or

  (b)
  a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Notice to prospective investors in France

        Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the EEA and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the notes to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-10-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to prospective investors in Germany

        The notes may be offered and sold in Germany only in compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz) as amended, the Commission Regulation (EC) No 809/2004 of April 29, 2004 as amended, or any other laws applicable in Germany governing the issue, offering and sale of securities. This prospectus supplement has not been approved under the German Securities Prospectus Act (Wertpapierprospektgesetz) or the Prospectus Regulation and accordingly the notes may not be offered publicly in Germany.

Notice to prospective investors in Hong Kong

        The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement and the accompanying prospectus do not constitute an offer or invitation to the public in Hong Kong to acquire the notes. Accordingly, (1) no person has offered or sold or will offer or sell in Hong Kong, by means of any document, any notes other than (i) to "professional investors" (as such term is defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) (the "SFO") and any rules made under the SFO; or (ii) in other circumstances which do not result in this prospectus supplement and/or the accompanying prospectus being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the "C(WUMP)O"), or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (2) no person has issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under the SFO. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this prospectus supplement and/or the accompanying prospectus, you should obtain independent professional advice.

Notice to prospective investors in the Netherlands

        In the Netherlands, the notes may only be offered to qualified investors (gekwalificeerde beleggers) within the meaning of section 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht). This prospectus supplement has not been approved by, registered or filed with the Netherlands Authority for the Financial Markets.

Notice to prospective investors in the Kingdom of Sweden

        This prospectus supplement is not a prospectus and has not been prepared in accordance with the prospectus requirements laid down in the Swedish Financial Instruments Trading Act (lag (1991:980) om handel med finansiella instrument) nor any other Swedish enactment. Neither the Swedish Financial Supervisory Authority nor any other Swedish regulatory body has examined, approved or registered this prospectus supplement. No notes will be offered or sold to any investor in Sweden except in circumstances that will not result in a requirement to prepare a prospectus pursuant to the provisions of the Swedish Financial Instruments Trading Act.

Notice to prospective investors in Switzerland

        The issuers have not and will not register with the Swiss Financial Market Supervisory Authority ("FINMA") as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended ("CISA"), and accordingly the notes being offered pursuant to this prospectus supplement and the accompanying prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the notes have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the notes offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The notes may solely be offered to "qualified investors," as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended ("CISO"), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and the accompanying prospectus and any other materials relating to the notes are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom they have been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. They may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. The issuers have not applied for a listing of the notes on the SIX Swiss Exchange or any other regulated notes market in Switzerland, and consequently, the information presented in this prospectus supplement and the accompanying prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to prospective investors in the United Kingdom

        This prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby are only being distributed to, and are only directed at (i) persons who are outside the United Kingdom, (ii) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Promotion Order, or (iii) high net worth entities, and other persons to whom they may lawfully be communicated, falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order (all such persons together being referred to as "relevant persons"). Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates are only available to, and the notes offered hereby are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

        Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the issuers.

        All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to prospective investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the "SFA") by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA) (an "Institutional Investor") pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined under Section 4A of the SFA) (an "Accredited Investor") or other relevant person (as defined in Section 275(2) of the SFA) (a "Relevant Person") and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

        It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

  (a)
  a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

  (b)
  a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except:

  (i)
  to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of a corporation) or Section 276(4)(i)(B) of the SFA (in the case of a trust);

  (ii)
  where no consideration is or will be given for the transfer;

  (iii)
  where the transfer is by operation of law; or

  (iv)
  as specified in Section 276(7) of the SFA.

        Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309(B)(1)(a) and 309(B)(1)(c) of the SFA, the issuers have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and "Excluded Investment Products" (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

VALIDITY OF THE SECURITIES

        The validity of the notes and the guarantee will be passed upon for us by Sullivan & Cromwell LLP. Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, and for the underwriters by Latham & Watkins LLP. Venable LLP will issue an opinion to us regarding certain matters of Maryland law.

EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from CyrusOne Inc.'s Annual Report on Form 10-K, and the effectiveness of CyrusOne Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion on the financial statements and financial statement schedules and include an explanatory paragraph referring to the adoption of Financial Accounting Standards Board Account Standards Update No. 2016 01, Financial Instruments—Overall (Subtopic 825 10) and express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

CyrusOne Inc.
DEBT SECURITIES
(and guarantees thereof)
COMMON STOCK
PREFERRED STOCK
WARRANTS
RIGHTS
UNITS
GUARANTEES OF DEBT SECURITIES

CyrusOne LP
CyrusOne Finance Corp.
DEBT SECURITIES
(and guarantees thereof)

          CyrusOne Inc. may, from time to time, offer and sell debt securities, common stock, preferred stock, warrants, rights and units, and certain of CyrusOne Inc.'s subsidiaries may guarantee the principal of, and premium (if any) and interest on, any such debt securities. CyrusOne LP and CyrusOne Finance Corp. may, from time to time, offer and sell debt securities, and CyrusOne Inc. and CyrusOne GP will, and certain of CyrusOne LP's subsidiaries including CyrusOne Foreign Holdings LLC, CyrusOne LLC, CyrusOne TRS Inc., Cervalis Holdings LLC, Cervalis LLC, CyrusOne-NC LLC, CyrusOne-NJ LLC, C1-Allen LLC, C1-ATL LLC, C1-Mesa LLC, C1-Sterling VIII LLC, C1-Santa Clara LLC, Warhol TRS LLC, Warhol Partnership LLC and Warhol REIT LLC may, guarantee the principal of, and premium (if any) and interest on, such debt securities.

          We refer to the debt securities and the guarantees thereof, common stock, preferred stock, warrants, rights and units of CyrusOne Inc. and the debt securities of CyrusOne LP and CyrusOne Finance Corp. and the guarantees thereof registered hereunder collectively as the "securities" in this prospectus.

          In addition, selling securityholders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts and on such terms as set forth in such prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive proceeds from any sale of the securities by any selling securityholder.

          To assist us in complying with certain U.S. federal income tax requirements applicable to real estate investment trusts ("REITs"), among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% of our outstanding common stock and 9.8% in value of the outstanding shares of all classes and series of our stock, subject to certain exceptions. See "Restrictions on Ownership and Transfer" for a detailed description of the ownership and transfer restrictions applicable to our stock.

          The specific amounts, prices and terms of each series or class of the securities will be determined at the time of any offering set forth in the applicable prospectus supplement. The applicable prospectus supplement will also contain information, where applicable, about certain federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

          The securities may be offered directly by us or any selling securityholder, as applicable, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled "Plan of Distribution" and "About this Prospectus" for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

          Our common stock is listed on NASDAQ Global Select Market under the symbol "CONE." On May 2, 2019, the last reported sale price of our common stock on the NASDAQ Global Select Market was $58.03 per share. Our principal executive offices are located at 2101 Cedar Springs Road, Suite 900, Dallas, Texas 75201 and our telephone number is (972) 350-0060.

          Investing in our securities involves risk. See "Risk Factors" beginning on page 5.

          Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 3, 2019

        Except as otherwise indicated or required by the context, references in this prospectus to (i) "CyrusOne," "we," "our," "us" and "our company" refer to CyrusOne Inc., a Maryland corporation, together with its combined subsidiaries, including CyrusOne LP, a Maryland limited partnership (our "operating partnership" or "CyrusOne LP"), and CyrusOne GP, a Maryland statutory trust of which we are the sole beneficial owner and sole trustee and which is the sole general partner of our operating partnership ("CyrusOne GP"), and (ii) "CBI" refers to Cincinnati Bell Inc., an Ohio corporation, and, unless the context otherwise requires, its consolidated subsidiaries.

        You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions.

        In particular, statements pertaining to our capital resources, portfolio performance, financial condition and results of operations contain certain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

        Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

        The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

  •
  loss of key customers;

  •
  economic downturn, natural disaster or oversupply of data centers in the limited geographic areas that we serve;

  •
  risks related to the development of our properties and our ability to successfully lease those properties;

  •
  weakening in the fundamentals for data center real estate, including but not limited to, decreases in or slowed growth of global data, e-commerce and demand for outsourcing of data storage and cloud-based applications;

  •
  loss of access to key third-party service providers and suppliers;

  •
  risks of loss of power or cooling which may interrupt our services to our customers;

  •
  inability to identify and complete acquisitions and operate acquired properties, including those acquired in the recently completed acquisition of Zenium Topco Limited and certain other affiliated entities ("Zenium");

  •
  our failure to obtain necessary outside financing on favorable terms, or at all;

  •
  restrictions in the instruments governing our indebtedness;

  •
  risks related to environmental matters;

  •
  unknown or contingent liabilities related to our acquisitions;

  •
  significant competition in our industry;

  •
  loss of key personnel;

  •
  risks associated with real estate assets and the industry;

  •
  failure to maintain our status as a REIT or to comply with the highly technical and complex REIT provisions of the Internal Revenue Code of 1986, as amended (the "Code");

  •
  REIT distribution requirements could adversely affect our ability to execute our business plan;

  •
  insufficient cash available for distribution to stockholders;

  •
  future offerings of debt may adversely affect the market price of our common stock;

  •
  increases in market interest rates will increase our borrowing costs and may drive potential investors to seek higher dividend yields and reduce demand for our common stock;

  •
  market price and volume of stock could be volatile;

  •
  international activities, including those now conducted as a result of the recently completed Zenium acquisition and land acquisitions, are subject to special risks different from those faced by us in the United States;

  •
  the uncertainty surrounding the United Kingdom's decision to withdraw from the European Union and around the British Parliament's approval of the agreement with the European Union regarding the United Kingdom's withdrawal from the European Union;

  •
  expanded and widened price increases in certain selective materials for data center development capital expenditures due to international trade negotiations;

  •
  any failure to comply with anti-corruption laws and regulations could have adverse effects on our business;

  •
  legislative or other actions relating to taxes could have a negative effect on us; and

  •
  other factors affecting the real estate and technology industries generally.

        While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation other than as required by law to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors or for new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section in this prospectus entitled "Risk Factors," including the risks incorporated therein from our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on February 22, 2019 and our most recent Quarterly Report filed on Form 10-Q with the SEC on May 2, 2019, as updated by our subsequent filings.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed on Form S-3 with the SEC as a "well-known seasoned issuer" ("WKSI") as defined in Rule 405 under the Securities Act, using an "automatic shelf" registration process. Under this process, we or any selling securityholders may sell any combination of the securities described in this prospectus from time to time and in one or more offerings in amounts to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. Such prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        We may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See "Plan of Distribution" for more information. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC.

        We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act, with respect to the securities registered hereby. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus and any applicable prospectus supplement as to the contents of any contract or other document referred to in this prospectus and any applicable prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

        Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website at www.sec.gov. Our SEC filings are also available through the "About CyrusOne—Investors—SEC Filings" tab of CyrusOne Inc.'s website at www.cyrusone.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus or any applicable prospectus supplement.

 INCORPORATION BY REFERENCE

        This prospectus is part of a registration statement on Form S-3 filed with the SEC. This prospectus does not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

        The SEC allows us to "incorporate by reference" certain information into this prospectus from certain documents that we filed with the SEC prior to the date of this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus or in any other subsequently filed document that also is incorporated by reference herein. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus. These documents contain important information about us, our business and our finances. The following documents previously filed with the SEC are incorporated by reference into this prospectus except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

  (1)
  Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 22, 2019;

  (2)
  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 2, 2019;

  (3)
  Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 15, 2019;

  (4)
  Our Current Reports on Form 8-K, filed with the SEC on August 30, 2018 (as amended by the Form 8-K/A filed on November 1, 2018 and the Form 8-K/A filed on April 23, 2019), April 16, 2019 and April 30, 2019; and

  (5)
  The description of our common stock included in our registration statement on Form 8-A filed with the SEC on January 17, 2013.

        We also incorporate by reference all documents we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus, except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules.

        The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

        If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests can be made by writing to Investor Relations at 2101 Cedar Springs Road, Suite 900, Dallas, Texas 75201 or by telephone at (972) 350-0060. The documents may also be accessed on our website under the "About CyrusOne—Investors—SEC Filings" tab at www.cyrusone.com. Information contained on our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus or any applicable prospectus supplement.

 OUR COMPANY

Our Company

        We are a fully integrated, self-managed data center real estate investment trust that owns, operates and develops enterprise-class, carrier-neutral, multi-tenant and single-tenant data center properties. Founded in 2001, CyrusOne Inc. successfully completed an initial public offering and began trading on the NASDAQ Exchange on January 18, 2013. Our data centers are generally purpose-built facilities with redundant power and cooling. They are not network specific and enable customer connectivity to a range of telecommunication carriers. We provide mission-critical data center facilities that protect and ensure the continued operation of information technology infrastructure for approximately 1,000 customers in 48 data centers and two recovery centers in 13 markets (10 cities in the U.S., London, U.K., Singapore and Frankfurt, Germany).

Corporate Information

        We have elected to be treated as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2013. Our principal executive offices are located at 2101 Cedar Springs Road, Suite 900, Dallas, TX 75201. Our telephone number is (972) 350-0060.

RISK FACTORS

        An investment in any securities offered by this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, before purchasing any of such securities. See "Where You Can Find More Information" for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to the specific offering of securities.

SELLING SECURITYHOLDERS

        We may register securities covered by this prospectus for re-offers and resales by any selling securityholders to be named in a prospectus supplement. Because we are a WKSI, we may add secondary sales of securities by any selling securityholders by filing a prospectus supplement with the SEC. We may register these securities to permit securityholders to resell their securities when they deem appropriate. A selling securityholder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See "Plan of Distribution." Selling securityholders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling securityholders, other than underwriting fees, discounts or commissions, which will be borne by the selling securityholders. We will provide you with a prospectus supplement naming the selling securityholders, the amount of securities to be registered and sold and other terms of the securities being sold by a selling securityholder.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we intend to directly or indirectly contribute the net proceeds from any sale of the securities, other than certain debt securities, by CyrusOne Inc. pursuant to this prospectus to our operating partnership in exchange for operating partnership units or operating partnership equivalent units. Our operating partnership will subsequently use the net proceeds received from us, and any primary proceeds from offerings by our operating partnership, to potentially acquire or develop additional properties, to redeem outstanding operating partnership units and for general corporate purposes, which may include payment of distributions, the repayment of existing indebtedness, acquisitions and capital expenditures for improvements to the properties in our portfolio. Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts and short-term, interest bearing securities that are consistent with our intention to continue to qualify as a REIT for federal income tax purposes. Further details regarding the use of the net proceeds of a specific series or class of the securities will be set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling securityholder.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities outlines some of the provisions of the debt securities. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. We have filed forms of the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information" for information on how to obtain copies of them. The indentures will be qualified under the Trust Indenture Act of 1939. The specific terms of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below and the form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part.

        Please note that, in this section titled "Description of Debt Securities," references to "we," "our" and "us" refer either to CyrusOne Inc., or, collectively, to CyrusOne LP and CyrusOne Finance Corp., as the case may be, as the issuer or issuers, as applicable, of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise.

General

        The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series.

        We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

  •
  whether the issuer of the debt securities is CyrusOne Inc., or CyrusOne LP and CyrusOne Finance Corp.;

  •
  the title;

  •
  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

  •
  any limit on the amount that may be used;

  •
  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

  •
  the maturity date(s);

  •
  the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

  •
  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

  •
  the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  the place where payments will be payable;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

  •
  provisions for a sinking fund, purchase or other analogous fund, if any;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

  •
  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

  •
  whether the indenture will contain any additional covenants, or eliminate or change any existing covenants, that apply to the debt securities;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the debt securities;

  •
  information describing any book-entry features;

  •
  the procedures for any auction and remarketing, if any;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

  •
  if other than U.S. dollars, the currency in which the series of debt securities will be denominated;

  •
  the identity of any guarantors and the terms of the guarantees; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants, including restrictive covenants, provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for CyrusOne Inc. common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Certain Covenants

        The indenture may include covenants of CyrusOne Inc., CyrusOne LP, CyrusOne Finance Corp. or any of their subsidiaries, as the case may be. These covenants may impose limitations on our indebtedness, limitations on liens, limitations on the issuance of preferred stock of certain of our subsidiaries, limitations on certain distributions and limitations on transactions with our affiliates, or other limitations. Any such covenants applicable to a series of debt securities will be set forth in the prospectus supplement.

Consolidation, Merger or Sale

        The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts the ability of CyrusOne Inc., CyrusOne LP, CyrusOne Finance Corp. or any of their subsidiaries to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of their assets. However, any successor of such entity or acquiror of such assets must assume all of the obligations of CyrusOne Inc., CyrusOne LP, CyrusOne Finance Corp. or any of their subsidiaries, as applicable, under the indentures and the debt securities.

        If the debt securities are convertible into other securities of CyrusOne Inc., CyrusOne LP, CyrusOne Finance Corp. or any of their subsidiaries, as applicable, the person with whom such entity consolidates or merges or to whom such entity sells all of its property must make provisions for the conversion of the debt securities into securities similar to the debt securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Guarantees

        The debt securities issued by CyrusOne Inc. may be fully and unconditionally guaranteed by certain subsidiaries of CyrusOne Inc. Unless otherwise described in the applicable prospectus supplement, the debt securities issued by CyrusOne LP and CyrusOne Finance Corp. will be fully and unconditionally guaranteed by CyrusOne Inc., CyrusOne GP and certain of CyrusOne LP's subsidiaries including CyrusOne Foreign Holdings LLC, CyrusOne LLC, CyrusOne TRS Inc., Cervalis Holdings LLC, Cervalis LLC, CyrusOne-NC LLC, CyrusOne-NJ LLC, C1-Allen LLC, C1-ATL LLC, C1-Mesa LLC, C1-Sterling VIII LLC, C1-Santa Clara LLC, Warhol TRS LLC, Warhol Partnership LLC and Warhol REIT LLC. These guarantees will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.

Events of Default Under the Indentures

        Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

  •
  default in the payment of principal of, or premium, if any, on any debt security when it is due and payable at maturity, upon acceleration, redemption or otherwise;

  •
  default in the payment of interest on any debt security when it is due and payable, and such default continues for a period of 30 days;

  •
  default in the performance or breach of the covenants contained in the indentures or under the debt securities, and such default or breach continues for period of 60 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the debt securities of the applicable series;

  •
  if specified events of bankruptcy, insolvency or reorganization occur; and

  •
  if certain other specified events occur, as described in the applicable prospectus supplement.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the penultimate bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may, and the trustee at the request of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series will, declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest will be immediately due and payable. If an event of default specified in the penultimate bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except that defaults or events of default regarding payment of principal, premium, if any, or interest, require the consent of each holder affected by such waiver.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the applicable indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of the applicable series of debt securities. A holder may not pursue any remedy with respect to the indenture or the debt securities unless:

  •
  the holder gives the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of outstanding debt securities of the applicable series make a written request to the trustee to pursue the remedy;

  •
  such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

  •
  the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

  •
  during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series do not give the trustee a direction that is inconsistent with the request.

        However, such limitations do not apply to the right of any holder of a debt security to receive payment of the principal of, premium, if any, or interest on, such debt security or to bring suit for the enforcement of any such payment on or after the due date expressed in the debt security, which right shall not be impaired or affected without the consent of the holder.

        We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modifications of Indentures; Waiver

        Subject to certain limited exceptions, modifications, waivers and amendments of the indentures, the debt securities and the debt security guarantees may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes (including consents obtained in connection with a tender offer or exchange offer for the notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the outstanding notes; provided that no such modification, waiver or amendment may, without the consent of each holder affected thereby:

  •
  change the stated maturity of the principal of, or any installment of interest on, any debt security;

  •
  reduce the principal amount of, or premium, if any, or interest on, any debt security;

  •
  change the place of payment of principal of, or premium, if any, or interest on, any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of a redemption, on or after the redemption date) of any debt security;

  •
  reduce the above-stated percentages of outstanding debt security the consent of whose holders is necessary to modify or amend the indenture;

  •
  waive a default in the payment of principal of, premium, if any, or interest on the debt security;

  •
  voluntarily release a guarantor of the debt securities other than in accordance with the indenture;

  •
  after the time an offer to purchase is required to have been made in connection with a change of control or asset sale pursuant to the terms of the indentures, reduce the purchase amount or price or extend the latest expiration date or purchase date thereunder; or

  •
  reduce the percentage or aggregate principal amount of outstanding debt securities the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

        Modifications, waivers and amendments of the indentures, the debt securities and the debt security guarantees may, without notice to or the consent of any holder be made:

  •
  to cure any ambiguity, defect, omission or inconsistency in the indenture or the debt securities;

  •
  to provide for the assumption of our or a guarantor's obligations to holders of the debt securities and the debt securities guarantees in the case of a merger or consolidation or sale of all or substantially all of our or such guarantor's assets to comply with the provisions under the caption "—Consolidation, Merger or Sale";

  •
  to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939;

  •
  to evidence and provide for the acceptance of an appointment by a successor trustee;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Code;

  •
  to provide for any guarantee of the debt securities, to secure the notes or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the notes when such release, termination or discharge is permitted by the indentures;

  •
  to add to our covenants or the covenants of any guarantor for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us or any guarantor;

  •
  to provide for the issuance of additional debt securities in accordance with the terms of the indentures;

  •
  to make any change that would provide any additional rights or benefits to the holders of the debt securities or that does not adversely affect the legal rights under the indentures of any holder;

  •
  to conform the applicable indenture, the debt securities and any debt security guarantees to any provision of this "Description of Debt Securities" section or any subsequent description of debt securities contained in any prospectus supplement to the extent that such provision in this section "Description of Debt Securities" or any subsequent description of debt securities contained in any prospectus supplement is intended to be a verbatim recitation of a provision of the applicable indenture, the debt securities or the debt security guarantees, as applicable;

  •
  to make any amendment to the provisions of the applicable indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the applicable indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer debt securities; or

  •
  to make certain other modifications, waivers or amendments as described in the applicable prospectus supplement.

Defeasance and Discharge

        We may at any time, at the option of the applicable board of directors evidenced by a board resolution set forth in an officers' certificate, elect to have all of our obligations discharged with respect to the outstanding debt securities of any series and all obligations of any guarantors discharged with respect to their guarantees ("Legal Defeasance") except for:

  •
  the rights of holders of outstanding debt securities of the applicable series to receive payments in respect of the principal of, premium on, if any, interest on, such debt securities when such payments are due from the trust referred to below;

  •
  our obligations with respect to the debt securities of the applicable series concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

  •
  the rights, powers, trusts, duties and immunities of the trustee under the applicable indenture, and our and any guarantor's obligations in connection therewith; and

  •
  the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

        In addition, we may, at our option and at any time, elect to have our obligations and the obligations of any guarantors released with respect to certain covenants to be described in the applicable indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities of the applicable series. In the event Covenant Defeasance occurs, all events of default (except those relating to payments on the debt securities of the applicable series or bankruptcy, receivership, rehabilitation or insolvency events with respect to us) will no longer constitute an event of default with respect to such debt securities.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  •
  we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of the applicable series, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding debt securities of the applicable series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to such stated date for payment or to a particular redemption date;

  •
  in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service ("IRS") a ruling or (b) since the date of the applicable indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  •
  in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  •
  no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness), and the granting of liens to secure such borrowings);

  •
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which we or any guarantor is a party or by which we or any guarantor is bound; and

  •
  we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

        Each indenture will be discharged and will cease to be of further effect as to all debt securities issued thereunder, when:

  1.
  either:

  A.
  all debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

  B.
  all debt securities that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we or any guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities not delivered to the trustee for cancellation for principal of, premium on, if any, interest on, the notes to the date of maturity or redemption;

  2.
  in respect of clause (1)(B) of this paragraph, no event of default has occurred and is continuing on the date of the deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other indebtedness and, in each case, the granting of certain liens to secure such borrowings);

  3.
  we or any guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  4.
  we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in minimum denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with a depositary named by us and identified in a prospectus supplement with respect to that series.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, the holder will be required to pay any related taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

        The indentures and provisions of the Trust Indenture Act of 1939 contain limitations on the rights of the trustee, should it become a creditor of us or any guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check which we will mail to the holder or by wire transfer to certain holders. The trustee will initially act as paying agent and registrar. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.

Governing Law

        The indentures, the debt securities and any guarantees thereunder will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CYRUSONE INC. COMMON STOCK

        The following summary of the terms of the common stock of our company does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law (the "MGCL") and our charter and bylaws. Copies of our charter and bylaws have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

        Our charter provides that we may issue up to 500,000,000 shares of common stock, $0.01 par value per share. Our charter authorizes our board of directors, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of any class or series of stock.

        As of April 25, 2019, there were 113,172,973 shares of our common stock issued and outstanding. Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of their status as stockholders.

        All shares of our common stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, holders of our common stock are entitled to receive distributions when authorized by our board of directors and declared by us out of assets legally available for distribution to our stockholders and are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may be otherwise specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of our stock, the holders of shares of our common stock possess the exclusive voting power. There is no cumulative voting in the election of directors. Consequently, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

        Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of our common stock have equal distribution, liquidation and other rights.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with, or convert to, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation's charter. Our charter provides that these actions must be approved by a majority of all of the votes entitled to be cast on the matter.

        Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation. Because our operating assets are held by our operating partnership's subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Power to Increase or Decrease Authorized Shares of Common Stock, Reclassify Unissued Shares of Common Stock and Issue Additional Shares of Common Stock

        Our charter authorizes our board of directors, with the approval of a majority of the entire board and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that we are authorized to issue. In addition, our charter authorizes our board of directors to authorize the issuance from time to time of shares of our common stock.

        Our charter also authorizes our board of directors to classify and reclassify any unissued shares of our common stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each new class or series of stock, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, although our board of directors does not currently intend to do so, it could authorize the issuance of shares of common stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders.

        We believe that the power of our board of directors to approve amendments to our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common stock and to classify or reclassify unissued shares of common stock and thereafter to authorize us to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Restrictions on Ownership and Transfer

        To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% of our outstanding common stock, subject to certain exceptions. Our board may, from time to time, grant waivers from these restrictions, in its sole discretion. See "Restrictions on Ownership and Transfer" on page 26.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company N.A.

Listing

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "CONE."

DESCRIPTION OF CYRUSONE INC. PREFERRED STOCK

        The following summary of the terms of the preferred stock of our company does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and bylaws. Copies of our charter and bylaws have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information." When we offer to sell a particular class or series of stock, we will describe the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

General

        Our charter provides that we may issue up to 100,000,000 shares of preferred stock, par value $0.01 per share. Our charter authorizes our board of directors, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of any class or series of stock. As of April 25, 2019, there were no shares of our preferred stock issued and outstanding. Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of their status as stockholders.

        All shares of our preferred stock offered hereby will be duly authorized, fully paid and nonassessable. The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants we issue. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

        The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to such class or series. A prospectus supplement, relating to each class or series, will specify the terms of the preferred stock as follows:

  •
  the designation and par value per share of such preferred stock and the number of shares of preferred stock offered;

  •
  initial public offering price at which we will issue the shares of preferred stock;

  •
  whether the shares of preferred stock will be listed on any securities exchange;

  •
  the dividend rate or method of calculation and the payment dates for dividends;

  •
  whether dividends on such preferred stock are cumulative or not and, if cumulative, the dates from which dividends will start to accumulate;

  •
  any voting rights;

  •
  any conversion rights;

  •
  any preemptive rights;

  •
  any redemption or sinking fund provisions;

  •
  the amount of liquidation preference per share;

  •
  a discussion of certain material U.S. federal income tax considerations applicable to an investment in the preferred stock;

  •
  any limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

  •
  any other specific preferences, rights, restrictions, limitations, qualifications, terms and conditions of such preferred stock.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank: (1) senior to all classes or series of our common stock, and to any other class or series of our stock expressly designated as ranking junior to the preferred stock; (2) on parity with any class or series of our stock expressly designated as ranking on parity with the preferred stock; and (3) junior to any other class or series of our stock expressly designated as ranking senior to the preferred stock.

Conversion Rights

        The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of our common stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Power to Increase or Decrease Authorized Shares of Preferred Stock, Reclassify Unissued Shares of Preferred Stock and Issue Additional Shares of Preferred Stock

        Our charter authorizes our board of directors, with the approval of a majority of the entire board and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that we are authorized to issue. In addition, our charter authorizes our board of directors to authorize the issuance from time to time of shares of our preferred stock.

        Our charter also authorizes our board of directors to classify and reclassify any unissued shares of our preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each new class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, although our board of directors does not currently intend to do so, it could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

        We believe that the power of our board of directors to approve amendments to our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of preferred stock and to classify or reclassify unissued shares of preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Restrictions on Ownership and Transfer

        To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% in value of the aggregate of the outstanding shares of all classes or series of our stock, subject to certain exceptions. Our board may, from time to time, grant waivers from these restrictions, in its sole discretion. See "Restrictions on Ownership and Transfer" on page 26. We may choose to adopt similar restrictions with respect to any class or series offered pursuant to this prospectus under the articles supplementary for each such class or series. The applicable prospectus supplement will specify any additional ownership limitation relating to such class or series.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, common stock or preferred stock and may issue warrants independently or together with debt securities, common stock or preferred stock or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement, and is qualified in its entirety by reference to the relevant warrant agreement with respect to warrants of a particular series. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Debt Warrants

        The applicable prospectus supplement will describe the terms of the debt warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of the debt warrants;

  •
  the aggregate number of the debt warrants outstanding, if any;

  •
  the number of debt warrants being offered;

  •
  the price or prices at which the debt warrants will be issued;

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

  •
  the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

  •
  the date, if any, on and after which the debt warrants and the related securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the debt securities may be purchased upon exercise;

  •
  the provisions, if any, for changes to or adjustments in the exercise price;

  •
  the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

  •
  the terms, if any, on which we may accelerate the date by which the debt warrants must be exercised;

  •
  the minimum or maximum amount of debt warrants that may be exercised at any one time;

  •
  the currency for which the debt warrants may be purchased;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain material U.S. federal income tax considerations applicable to an investment in the debt warrants; and

  •
  any other terms of the debt warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon such exercise, and will not be entitled to payments of principal, premium or interest on, the securities purchasable upon the exercise of debt warrants.

Equity Warrants

        The applicable prospectus supplement will describe the terms of the warrants to purchase common stock or preferred stock ("equity warrants"), in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of the equity warrants;

  •
  the aggregate number of the equity warrants outstanding, if any;

  •
  the number of equity warrants being offered;

  •
  the price or prices at which the equity warrants will be issued;

  •
  the type and number of securities purchasable upon exercise of the equity warrants;

  •
  the date, if any, on and after which the equity warrants and the related securities will be separately transferable;

  •
  the price at which each security purchasable upon exercise of the equity warrants may be purchased;

  •
  the provisions, if any, for changes to or adjustments in the exercise price;

  •
  the date on which the right to exercise the equity warrants shall commence and the date on which such right shall expire;

  •
  whether the equity warrants or related securities will be listed on any securities exchange;

  •
  the currency for which the equity warrants may be purchased;

  •
  the terms, if any, on which we may accelerate the date by which the equity warrants must be exercised;

  •
  the minimum or maximum amount of equity warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  any anti-dilution protection;

  •
  a discussion of certain material U.S. federal income tax considerations applicable to an investment in the equity warrants; and

  •
  any other terms of the equity warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

        Equity warrant certificates will be exchangeable for new equity warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their equity warrants, holders of equity warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the common stock or preferred stock purchasable upon such exercise may be entitled.

        Except as provided in the applicable prospectus supplement, the exercise price and the number of shares of common stock or shares of preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to the holders of the underlying common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of the underlying common stock or preferred stock, as the case may be. In lieu of adjusting the number of shares purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.

        Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or shares of preferred stock into which each equity warrant was exercisable immediately prior to the particular triggering event.

Restrictions on Ownership and Transfer

        To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% of our outstanding common stock and 9.8% in value of the outstanding shares of all classes or series of our stock, subject to certain exceptions. Our board may, from time to time, grant waivers from these restrictions, in its sole discretion. See "Restrictions on Ownership and Transfer" on page 26. We may choose to adopt similar restrictions with respect to any series or class of stock underlying the equity warrants offered pursuant to this prospectus under the articles supplementary or other charter document, as applicable, for each such class or series of stock. The applicable prospectus supplement will specify any additional ownership limitation relating to such equity warrants or class or series of stock underlying the equity warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash such number of debt securities, shares of common stock or shares of preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

        Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants that are represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

 DESCRIPTION OF RIGHTS

        We may issue rights to our stockholders to purchase debt securities, common stock, or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, as specified in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following sets forth certain general terms and provisions of the rights that may be offered under this registration statement, and is qualified in its entirety by reference to the relevant rights agreement with respect to rights of a particular series. Further terms of the rights and the applicable rights agreement will be set forth in the applicable prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        We will provide in a prospectus supplement the following terms of the rights being issued:

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  the date of determining the persons entitled to participate in the rights distribution;

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  the aggregate number of shares of the underlying securities purchasable upon exercise of the rights;

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  the exercise price;

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  the aggregate number of rights issued;

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  the date, if any, on and after which the rights will be separately transferable;

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  the date on which the right to exercise the rights will commence, and the date on which the rights will expire;

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  a discussion of any material U.S. federal income tax considerations applicable to an investment in the rights; and

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  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Restrictions on Ownership and Transfer

        To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% of our outstanding common stock, subject to certain exceptions, which rights to purchase such shares of common stock are offered pursuant to this prospectus. Our board may, from time to time, grant waivers from these restrictions, in its sole discretion. See "Restrictions on Ownership and Transfer" on page 26. The applicable prospectus supplement will specify any additional ownership limitation relating to such rights.

Exercise of Rights

        Each right will entitle the holder of rights to purchase for cash the principal amount of debt securities, shares of common stock or shares of preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

        Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of common stock or shares of preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

 DESCRIPTION OF UNITS

        We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The following sets forth certain general terms and provisions of the units that may be offered under this registration statement. Further terms of the units will be set forth in the applicable prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        When we issue units, we will provide in a prospectus supplement the following terms of the units being issued:

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  the title of any series of units;

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  identification and description of the separate constituent securities comprising the units;

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  the price or prices at which the units will be issued;

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  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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  information with respect to any book-entry procedures;

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  a discussion of any material U.S. federal income tax considerations applicable to an investment in the units;

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  whether we will apply to have the units traded on a securities exchange or securities quotation system; and

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  any other terms of the units and their constituent securities.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

        The following summary with respect to restrictions on ownership and transfer of our stock (including warrants and rights to acquire our stock) sets forth certain general terms and provisions of our charter to which any prospectus supplement may relate. For purposes of this summary, references to "tenants" mean those persons who are referred to as "customers" elsewhere in this prospectus. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter, including any articles supplementary relating to any issuance of preferred stock pursuant to this prospectus. A copy of our charter has been filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Any amendment or supplement to our charter relating to an issuance of securities pursuant to this prospectus shall be filed with the SEC and shall be filed or incorporated by reference as an exhibit to the applicable prospectus supplement. See "Where You Can Find More Information."

        In order for us to qualify as a REIT under the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to qualify as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See "U.S. Federal Income Tax Considerations—Requirements for Qualification—General."

        Our charter contains restrictions on the ownership and transfer of our stock. Our board may, from time to time, grant waivers from these restrictions, in its sole discretion. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock (the "common stock ownership limit") or 9.8% in value of the outstanding shares of all classes or series of our stock (the "aggregate stock ownership limit"). We refer to the common stock ownership limit and the aggregate stock ownership limit collectively as the "ownership limits." We refer to the person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of our stock as described below, would beneficially own or constructively own shares of our stock in violation of such limits or restrictions and, if appropriate in the context, a person or entity that would have been the record owner of such shares of our stock as a "prohibited owner."

        The constructive ownership rules under the Code are complex and may cause shares of stock owned beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or less than 9.8% in value of the outstanding shares of all classes and series of our stock (or the acquisition by an individual or entity of an interest in an entity that owns, beneficially or constructively, shares of our stock), could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively shares of our stock in excess of the ownership limits.

        Our board of directors, in its sole discretion, may exempt, prospectively or retroactively, a particular stockholder from the ownership limits or establish a different limit on ownership (the "excepted holder limit") if our board of directors determines that:

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  no individual's beneficial or constructive ownership of our stock will result in our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT; and

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  such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or our board of directors determines that revenue derived from such tenant will not affect our ability to qualify as a REIT).

        Any violation or attempted violation of any such representations or undertakings will result in such stockholder's shares of stock being automatically transferred to a charitable trust. As a condition of granting the waiver or establishing the excepted holder limit, our board of directors may require an opinion of counsel or a ruling from the IRS, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our status as a REIT and such representations and undertakings from the person requesting the exception as our board of directors may require in its sole discretion to make the determinations above. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit. As of the date hereof, our board has granted limited waivers to certain holders of our common stock.

        In connection with granting a waiver of the ownership limits or creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the common stock ownership limit, the aggregate stock ownership limit or both, for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of our outstanding stock or we would otherwise fail to qualify as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or our stock of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person's or entity's percentage ownership of our common stock or our stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of all other classes or series, as applicable, will violate the decreased ownership limit.

        Our charter further prohibits:

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  any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT;

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  any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code); and

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  any person from beneficially owning shares of our stock to the extent such ownership would result in our failing to qualify as a "domestically controlled qualified investment entity" within the meaning of Section 897(h) of the Code.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above, or who would have owned shares of our stock transferred to the trust as described below, must immediately give notice to us of such event or, in the case of an attempted or proposed transaction, give us at least 15 days' prior written notice and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

        If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, the transfer will be null and void and the intended transferee will acquire no rights in the shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or an excepted holder limit established by our board of directors, or in our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT or as a "domestically controlled qualified investment entity" within the meaning of Section 897(h) of the Code, then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT or as a "domestically controlled qualified investment entity," then our charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

        Shares of our stock held in the trust will be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by us. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a prohibited owner before our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

        Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we accept, or our designee, accepts such offer. We may reduce the amount so payable to the trustee by the amount of any distribution that we made to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above, and we may pay the amount of any such reduction to the trustee for distribution to the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.

        If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (for example, in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust) and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to the discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

        In addition, if our board of directors determines in good faith that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of our stock described above, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of our stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

        Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice stating the stockholder's name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the stockholder's beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, provide to us such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

        Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

        These restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

        The restrictions on ownership and transfer of our stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF CYRUSONE LP

        We have summarized the material terms and provisions of the Amended and Restated Agreement of Limited Partnership of CyrusOne LP, as amended, which we refer to as the "partnership agreement." This summary is not complete. For more detail, you should refer to the partnership agreement itself, a copy of which has been filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. For purposes of this section, references to "we," "our," "us" and "our company" refer to CyrusOne Inc.

Management of Our Operating Partnership

        Our operating partnership, CyrusOne LP, is a Maryland limited partnership that was formed on July 31, 2012. CyrusOne GP, our wholly-owned subsidiary, is the sole general partner of our operating partnership, and we continue to conduct substantially all of our business in or through our operating partnership. In connection with our initial public offering in January 2013, we entered into the amended and restated agreement of limited partnership, as special limited partner, with CBI and the other limited partners named therein. As of the date hereof, CBI and its subsidiaries are no longer limited partners of our operating partnership and CyrusOne Inc. and CyrusOne GP are the only partners of our operating partnership.

        As the sole trustee of the sole general partner of our operating partnership, we exercise exclusive and complete responsibility and discretion in its day-to-day management and control. We can cause our operating partnership to enter into major transactions, including acquisitions, dispositions and refinancings, subject to certain limited exceptions. The limited partners of our operating partnership may not transact business for, or participate in the management activities or decisions of, our operating partnership, except as provided in the partnership agreement and as required by applicable law. The general partner of our operating partnership may not be removed as general partner by the limited partners. The partnership agreement restricts our ability to engage in certain business combinations as more fully described below.

        The limited partners of our operating partnership expressly agree that the general partner of our operating partnership is acting for the benefit of our operating partnership, the limited partners of our operating partnership and our stockholders collectively. The general partner is under no obligation to give priority to the separate interests of the limited partners in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of us or our stockholders, on the one hand, and the limited partners of our operating partnership, on the other, the partnership agreement provides that any action or failure to act by the general partner that gives priority to the separate interests of our stockholders or us that does not result in a violation of the contractual rights of the limited partners of our operating partnership under the partnership agreement will not violate any duty that we or the general partner owe to our operating partnership and its partners.

        The partnership agreement provides that all of our business activities, including all activities pertaining to the acquisition and operation of properties, must generally be conducted through our operating partnership. The partnership agreement does permit us, under certain circumstances, to hold certain assets other than through our operating partnership. However, we must make commercially reasonable efforts to insure that the economic benefits and burdens of such assets are vested in our operating partnership.

Transferability of Interests

        The general partner may not transfer or assign all or any portion of its interest in our operating partnership (other than a transfer to us or one of our wholly-owned subsidiaries or in connection with a permitted Termination Transaction (as defined below)) without the consent of the partners (including us, the general partner and entities controlled by us or the general partner) holding a majority of our operating partnership units then held by partners (including us, the general partner and entities controlled by us or the general partner) entitled to vote on or consent to such matter. The general partner may not voluntarily withdraw from our operating partnership, except in connection with a transfer of all of its interest in our operating partnership in accordance with the partnership agreement, without the consent of the limited partners (other than us, the general partner and entities controlled by us or the general partner, if there are any other limited partners) holding a majority of all the outstanding operating partnership units held by all partners (other than us, the general partner and entities controlled by us or the general partner, if there are any other limited partners) entitled to vote on or consent to such matter. A limited partner may not sell, assign, encumber or otherwise dispose of its operating partnership units in our operating partnership without the general partner's consent during the 12-month period following such limited partner's acquisition of such operating partnership units, other than to family members or trusts for their exclusive benefit, to a charity or trust for the benefit of a charity or to entities that are controlled by the limited partner, its family members or affiliates. After the 12-month period following such limited partner's acquisition of operating partnership units, any transfer of such operating partnership units by the limited partner, except to the parties specified above, will be subject to a right of first refusal by us. All transfers must be made only to "accredited investors" as defined under Rule 501 of the Securities Act and are subject to other limitations and conditions set forth in the partnership agreement.

Amendments to the Partnership Agreement

        Amendments to the partnership agreement may be proposed by the general partner, and the general partner must approve all amendments to the partnership agreement.

        Generally, the partnership agreement may not be amended, modified or terminated without the approval of both the general partner and the partners holding a majority of our operating partnership units then held by all partners (including us, the general partner and entities controlled by us or the general partner) entitled to vote on, or consent to such matter. The general partner has the power to unilaterally make certain amendments to the partnership agreement without obtaining the consent of any other partners as may be required to:

  •
  add to its obligations as general partner or surrender any right or power granted to it as general partner for the benefit of the limited partners;

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  reflect the admission, substitution or withdrawal of partners or termination of our operating partnership in accordance with the terms of the partnership agreement;

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  reflect a change of an inconsequential nature or that does not adversely affect the limited partners in any material respect, or cure any ambiguity, correct or supplement any provisions of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes concerning matters under the partnership agreement that will not otherwise be inconsistent with law or the partnership agreement;

  •
  satisfy any requirements, conditions or guidelines of federal or state law;

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  reflect changes that are reasonably necessary or appropriate for us to maintain our status as a REIT or to satisfy REIT requirements;

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  reflect the issuance of additional operating partnership units;

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  make certain modifications to the manner in which capital accounts are adjusted, computed or maintained, or net income or net loss are allocated;

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  reflect any modification as is reasonably necessary or appropriate to comply with, or reasonably allocate the burden of taxes to be paid by our operating partnership in connection with, audit procedures to be promulgated by the IRS;

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  set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any additional class or series of partnership interest permitted to be issued under the partnership agreement;

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  modify, if our operating partnership is the surviving partnership in any Termination Transaction, certain provisions of the partnership agreement to provide the holders of interests in such surviving partnership rights that are consistent with the partnership agreement; or

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  reflect any other modification as is reasonably necessary for the business or operations of our operating partnership or us, which does not violate the restrictions on the general partner described below.

        Subject to certain exceptions, amendments that would, among other things, convert a limited partner into a general partner (except in connection with a permitted transfer of the general partner's interest), modify the limited liability of a limited partner, adversely alter a partner's right to receive any distributions or allocations of profits or losses, adversely alter or modify the redemption rights of limited partners and qualifying assignees (except as permitted in connection with a permitted Termination Transaction) or amend these restrictions must be approved by each limited partner that would be adversely affected by such amendment; provided, however, that the consent of any individual partner adversely affected will not be required for any amendment or action that affects all partners holding the same class or series of our operating partnership units on a uniform or pro rata basis, if approved by a majority of the partners (other than us, the general partner and entities controlled by us or the general partner, if there are any other limited partners) of such class or series.

Restrictions on General Partner's Authority

        The general partner may not take any action in contravention of an express prohibition or limitation contained in the partnership agreement, including:

  •
  admitting any person as a partner, except as otherwise provided in the partnership agreement;

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  perform any act that would subject a limited partner to liability not contemplated in the partnership agreement or under the Maryland Revised Uniform Limited Partnership Act; or

  •
  enter into any contract, mortgage, loan or other agreement that, in the absence of a default under such document, expressly prohibits or restricts us or our operating partnership from performing our or its specific obligations in connection with a redemption of operating partnership units as described below or that expressly prohibits or restricts the ability of a limited partner to exercise its redemption rights in full without the written consent of such limited partner.

        In addition, without the consent of partners (including us, the general partner and entities controlled by us or the general partner) holding a majority of our operating partnership units then held by the partners (including us, the general partner and entities controlled by us or the general partner), entitled to vote on or consent to such matter, the general partner may not do any of the following:

  •
  amend, modify or terminate the partnership agreement, except as explicitly permitted therein;

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  transfer any portion of its partnership interest or admit into the partnership any additional or successor general partner (other than to us or one of our wholly owned subsidiaries or in connection with a permitted Termination Transaction);

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  voluntarily withdraw as general partner except in connection with a permitted transfer of its entire interest to an entity that will become the new general partner or in connection with a permitted Termination Transaction;

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  make a general assignment for the benefit of creditors, appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of our operating partnership; or

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  institute any proceeding for bankruptcy by our operating partnership.

Distributions to Holders of Operating Partnership Units

        The partnership agreement provides that holders of operating partnership units are generally entitled to receive distributions when, as and if authorized by the general partner, on a pro rata basis in accordance with their respective operating partnership units (subject to the rights of the holders of any class of preferred partnership interests that may be authorized and issued in the future).

Redemption/Exchange Rights

        A limited partner or an assignee has the right, commencing on or after the date which is 12 months after its acquisition of operating partnership units, to require our operating partnership to redeem part or all of such operating partnership units for cash based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption, determined in accordance with and subject to adjustment as provided in the partnership agreement. Alternatively, we may elect to acquire those operating partnership units in exchange for shares of our common stock. Our acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, distributions of warrants or stock rights, specified extraordinary distributions and similar events. A limited partner or assignee may not require us to redeem such limited partner's or assignee's operating partnership units if our election to acquire such operating partnership units in exchange for shares of our common stock would cause any person to violate the ownership limits or the other restrictions on ownership and transfer of our common stock, after giving effect to any waivers or modifications of such limits granted by our board of directors. With each redemption or exchange, we increase our percentage ownership interest in our operating partnership.

        In addition, if our election to acquire operating partnership units tendered for redemption in exchange for shares of our common stock would cause any person to violate the restrictions on ownership and transfer of our stock and such excess operating partnership units (and any other operating partnership units that the tendering limited partner agrees to treat as such) have a value of at least $50,000,000 (based on an operating partnership unit having a value equal to the trailing ten-day daily trading price of our common stock) and we are eligible to file a registration statement on Form S-3 under the Securities Act, then we may also elect to redeem our operating partnership units with the proceeds from a public offering or private placement of our common stock. In the event we elect this option, we may require the other limited partners to also elect whether or not to participate. Participating limited partners will receive on the redemption date for each operating partnership unit (subject to adjustment) the net proceeds per share received in the public offering but will have a limited opportunity to withdraw their operating partnership units from the redemption immediately prior to the pricing of the public offering.

Issuance of Units, Stock or Other Securities

        The general partner of our operating partnership has the power to cause our operating partnership to issue additional units of partnership interest in one or more classes or series. These additional units of partnership interest may include preferred partnership units or LTIP units. Generally, we may issue additional shares of our stock, or rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase shares of our stock, only if we cause our operating partnership to issue to us (or the general partner) partnership interests or rights, options, warrants or convertible or exchangeable securities of our operating partnership having economic rights that are substantially similar to the securities that we have issued.

Capital Contributions

        The partnership agreement provides that the general partner may authorize the issuance of additional partnership interests in exchange for such capital contributions, if any, as the general partner may approve. Under the partnership agreement, we are generally obligated to contribute the net proceeds we receive from any offering of our shares of stock as additional capital to our operating partnership in exchange for additional operating partnership units issued to us or the general partner.

        The partnership agreement provides that we or the general partner may make additional capital contributions, including contributions of properties, to our operating partnership in exchange for additional operating partnership units. If we contribute (directly or indirectly through the general partner) additional capital and receive additional operating partnership units in exchange for the capital contribution, our, or the general partner's, as applicable, percentage interest in our operating partnership will be increased on a proportionate basis based on the amount of the additional capital contributions and the value of our operating partnership at the time of the contributions. In addition, if we or the general partner contribute additional capital and receive additional operating partnership units for the capital contribution, the capital accounts of the partners may be adjusted upward or downward to reflect any unrealized gain or loss attributable to the properties as if there were an actual sale of the properties at the fair market value thereof. No person has any preemptive, preferential or other similar right with respect to making additional capital contributions or loans to our operating partnership or the issuance or sale of any operating partnership units or other partnership interests.

        Our operating partnership could issue preferred partnership interests in connection with acquisitions of property or otherwise. Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from our operating partnership, including the partnership interests that we own.

Borrowing by the Operating Partnership

        The general partner may cause our operating partnership to borrow money and to issue and guarantee debt as the general partner deems necessary for the conduct of the activities of our operating partnership. Such debt may be secured, among other things, by mortgages, deeds of trust, liens or encumbrances on the properties of our operating partnership.

Tax Matters

        The general partner is the tax matters partner and "partnership representative" of our operating partnership and, as the sole trustee of the general partner, we have the authority under the Code to handle tax audits on behalf of our operating partnership. In addition, as the sole trustee of the general partner, we have the authority to arrange for the preparation and filing of our operating partnership's tax returns and to make tax elections under the Code on behalf of our operating partnership. The foregoing provisions will generally be relevant only to the extent our operating partnership admits additional partners such that it becomes a partnership (rather than a disregarded entity) for U.S. federal income tax purposes.

Allocations of Net Income and Net Losses to Partners

        Subject to any special allocations that may be required under the terms of any class or series of partnership units created in the future, the net income or net loss of our operating partnership is generally allocated to the general partner and the limited partners of our operating partnership in accordance with their respective ownership of operating partnership units. However, in some cases, gains or losses may be disproportionately allocated to partners who have contributed property to or guaranteed debt of our operating partnership. The allocations described above are subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations. See "U.S. Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership and any Subsidiary Partnerships and Disregarded Entities." The foregoing provisions will generally be relevant only to the extent our operating partnership admits additional partners such that it becomes a partnership (rather than a disregarded entity) for U.S. federal income tax purposes.

        In addition, our operating partnership may from time to time issue LTIP units to persons who provide services to our company for such consideration or for no consideration as we may determine to be appropriate, and admit such persons as limited partners. The terms of the LTIP units are specified in Exhibit C to the partnership agreement, which addresses, among other things, vesting and forfeiture, allocations, distributions, redemption, conversion to common partnership units of our operating partnership ("OP Units"), voting rights and restrictions on transfer. In general, LTIP units are a class of partnership units of our operating partnership that, except as may be otherwise provided in the partnership agreement, our 2012 Restated Long Term Incentive Plan or any applicable award agreement, will be entitled to receive the same per unit distribution of operating income as the OP Units. The LTIP units may be subject to vesting requirements. Initially, each LTIP unit will have a capital account balance of zero and, therefore, will not have full parity with OP Units with respect to liquidating distributions. However, the partnership agreement provides that "book gain," or economic appreciation, in assets realized by our operating partnership as a result of the actual sale of all or substantially all of our operating partnership's assets or the revaluation of our operating partnership's assets as provided by applicable Treasury regulations will be allocated first to the holders of LTIP units until the capital account per LTIP unit is equal to the fair market value of a share of our common stock, subject to certain adjustments. The partnership agreement provides that our operating partnership's assets will be revalued upon the occurrence of certain events, including additional capital contributions, a liquidation of our operating partnership or the issuance of a partnership interest (including LTIP units).

        Upon equalization of the capital accounts of the holders of LTIP units with the fair market value of the shares of our common stock, subject to certain adjustments, the LTIP units will achieve full parity with the OP Units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units will be convertible into an equal number of OP Units, and thereafter enjoy all the rights of OP Units. If a sale or revaluation of assets occurs at a time when our operating partnership's assets have appreciated sufficiently since the last revaluation, the LTIP units would achieve full parity with the OP Units upon such sale or revaluation. In the absence of sufficient appreciation in the value of our operating partnership's assets at the time of a sale or revaluation, full parity would not be reached. Consequently, an LTIP unit may never convert into an OP Unit if the value of our operating partnership's assets has not appreciated sufficiently between revaluation dates to equalize the capital account per LTIP unit to the fair market value of a share of our common stock, subject to certain adjustments. Until and unless parity is reached, the value for a given number of vested LTIP units will be less than the value of an equal number of shares of our common stock.

        With respect to LTIP units that convert into OP Units, the partnership agreement provides that holders of OP Units are generally entitled to receive distributions on a pro rata basis in accordance with their respective OP Units (subject to the rights of the holders of any class of preferred partnership interests that may be authorized and issued in the future). Pursuant to the terms of the partnership agreement, holders of LTIP units are not entitled to the redemption rights described above unless, until and to the extent such LTIP units have been converted into OP Units.

Operations

        We intend to cause the general partner of our operating partnership to manage our operating partnership in a manner that will enable us to maintain our qualification as a REIT and to minimize any U.S. federal income tax liability.

        The partnership agreement provides that our operating partnership will assume and pay when due, or reimburse us for payment of, all costs and expenses relating to the operations of, or for the benefit of, our operating partnership.

Change of Control and Termination Transactions

        Pursuant to the partnership agreement of our operating partnership, neither we nor the general partner may engage in, or cause or permit, a Termination Transaction, other than with the consent of limited partners (other than us, the general partner and entities controlled by us or the general partner, if there are any other limited partners) holding a majority of all the outstanding operating partnership units held by all partners (other than us, the general partner and entities controlled by us or the general partner, if there are any other limited partners) entitled to vote on or consent to such matter, or if the requirements discussed below are satisfied. A "Termination Transaction" means any direct or indirect transfer of all or any portion of our limited partnership interest in our operating partnership or any direct or indirect transfer of our interest in the general partner in connection with:

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  a merger, consolidation or other combination transaction involving us or the general partner;

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  a sale, lease, exchange or other transfer of all or substantially all of our assets not in the ordinary course of its business, whether in a single transaction or a series of related transactions;

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  the adoption of any plan of liquidation or dissolution of us or the general partner; or

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  any other direct or indirect transfer of all or any portion of our limited partnership interest in our operating partnership or any direct or indirect transfer of our interest in the general partner, other than certain permitted transfers to affiliated entities.

        The consent of the limited partners to a Termination Transaction is not required if either:

            (i)  in connection with the Termination Transaction, each operating partnership unit is entitled to receive the "transaction consideration," defined as the fair market value, at the time of the Termination Transaction, of an amount of cash, securities or other property equal to the product of:

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    the number of shares of our common stock into which each operating partnership unit is then exchangeable; and

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    the greatest amount of cash, securities or other property paid to the holder of one share of our common stock in consideration of such share pursuant to the Termination Transaction;

  provided that, if, in connection with the Termination Transaction, a purchase, tender or exchange offer is made to and accepted by the holders of a majority of the outstanding shares of our common stock, the transaction consideration will refer to the fair market value of the greatest amount of cash, securities or other property which such holder would have received had it exercised its redemption right and received shares of our common stock in exchange for its operating partnership units immediately prior to the expiration of such purchase, tender or exchange offer and had accepted such purchase, tender or exchange offer; or

           (ii)  all of the following conditions are met: (a) substantially all of the assets directly or indirectly owned by our operating partnership prior to the announcement of the Termination Transaction are, immediately after the Termination Transaction, owned directly or indirectly by our operating partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with our operating partnership, which we refer to as the "surviving partnership"; (b) the surviving partnership is classified as a partnership for U.S. federal income tax purposes; (c) the limited partners (other than us) that held operating partnership units immediately prior to the consummation of such Termination Transaction own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of our operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of such transaction; (d) the rights of such limited partners with respect to the surviving partnership are at least as favorable as those of limited partners prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership; and (e) such rights include:

            (1)   if we or the general partner, or our or its successor, is a REIT with a single class of common equity securities that are publicly traded on any U.S. national securities exchange, the right to redeem their interests in the surviving partnership at any time for one of the following: (A) a number of such REIT's common equity securities that are publicly traded on any U.S. national securities exchange and have a fair market value, as of the date of consummation of such Termination Transaction, equal to the transaction consideration referred to above, subject to antidilution adjustments, which we refer to as the "successor shares amount"; or (B) cash in an amount equal to the fair market value of the successor shares amount at the time of such redemption; or

            (2)   if we or the general partner, or our or its successor, is not a REIT with a single class of common equity securities that are publicly traded on any U.S. national securities exchange, the right to redeem their interests in the surviving partnership at any time for cash in an amount equal to the fair market value of such interests at the time of redemption, as determined at least once every calendar quarter by an independent appraisal firm of recognized national standing retained by the surviving partnership.

Term

        Our operating partnership will continue in full force and effect until dissolved in accordance with its terms or as otherwise provided by law.

Indemnification and Limitation of Liability

        Maryland law permits a Maryland limited partnership to indemnify any partner, employee or agent from and against any and all claims whatsoever, except in the case of an action or failure to act by a partner that constitutes willful misconduct or recklessness, and subject to any standards or restrictions set forth in its partnership agreement. To the fullest extent permitted by applicable law, the partnership agreement requires our operating partnership to indemnify us, our directors, officers and employees, the general partner and its trustees, officers and employees, employees of our operating partnership and any other persons whom the general partner may designate, which we refer to collectively as "indemnitees", and each an "indemnitee", from and against any and all claims arising from or that relate to the operations of our operating partnership in which any indemnitee may be involved, or is threatened to be involved, as a party, witness or otherwise unless:

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  it is established by a final judgment of a court of competent jurisdiction that an act or omission of the indemnitee that is material to the matter giving rise to the claim constituted fraud, intentional harm or gross negligence on the part of the indemnitee;

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  the claim is brought by the indemnitee (other than to enforce the indemnitee's rights to indemnification or advance of expenses); or

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  the indemnitee is found by a final judgment of a court of competent jurisdiction to be liable to our operating partnership, and then only with respect to each such claim.

        The general partner is not liable to our operating partnership or its partners except for fraud, willful misconduct or gross negligence, and no trustee, officer or agent of the general partner (including us, in our capacity as the sole trustee of the general partner), and none of our directors, officers or agents have any duties directly to our operating partnership or its partners, and will not be liable to our operating partnership or its partners for money damages by reason of their service as such.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, including the MGCL, and our charter and bylaws. Copies of our charter and bylaws have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Our Board of Directors

        Our board of directors currently consists of eight directors. Our charter and bylaws provide that the number of directors constituting our board of directors may be increased or decreased only by a majority vote of our board of directors, provided that the number of directors may not be decreased to fewer than the minimum number required under the MGCL, nor increased to more than 15.

        Subject to the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

        Each of our directors is elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

Removal of Directors

        Our charter provides that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from removing incumbent directors (except for cause and upon a substantial affirmative vote) and filling the vacancies created by such removal with their own nominees.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's outstanding voting stock or an affiliate or associate of the corporation who, at any time during the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation's board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person, provided that the business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to a business combination between us and any other person if the board of directors has first approved the combination. As a result, any person described in the preceding sentence may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. We cannot assure you that our board of directors will not amend or repeal this resolution in the future.

Control Share Acquisitions

        The MGCL provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from shares entitled to vote on the matter.

        "Control shares" are voting shares of stock that, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

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  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

        Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A "control share acquisition" means the acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an "acquiring person statement" as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any or all of the control shares (except those for which voting rights have previously been approved). Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future by our board of directors.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL that provide, respectively, for:

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  a classified board;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the board of directors;

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  a requirement that a vacancy on the board be filled only by the remaining directors in office and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and

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  a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

        Pursuant to Subtitle 8, we have elected to provide that vacancies on our board may be filled only by the remaining directors and that directors elected by the board to fill vacancies will serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (i) vest in the board the exclusive power to fix the number of directorships and (ii) require, unless called by our chairman of the board, our chief executive officer, our president or our board of directors, the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

        Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. The chairman of our board of directors, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders must also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.

Amendments to Our Charter and Bylaws

        Except for those amendments permitted to be made without stockholder approval under Maryland law or our charter, our charter generally may be amended only if the amendment is first declared advisable by our board of directors and thereafter approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

        Our board of directors has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. In addition, stockholders may alter or repeal any provision of our bylaws and adopt new bylaws with the approval by a majority of the votes entitled to be cast on the matter.

Forum Selection

        Our bylaws require, subject to limited exceptions, that any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or our stockholders and other similar actions, may be brought only in specified courts in the State of Maryland. Although we believe this provision will benefit us by limiting costly and time-consuming litigation in multiple forums and by providing increased consistency in the application of Maryland law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against us or our directors, officers and other employees.

Transactions Outside the Ordinary Course of Business

        Under the MGCL, a Maryland corporation generally may not dissolve, merge or consolidate with, or convert to, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation's charter. Our charter provides that these actions must be approved by a majority of all of the votes entitled to be cast on the matter.

Dissolution of Our Company

        The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by any stockholder who was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting (or any postponement or adjournment thereof), who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.

        With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (i) by or at the direction of our board of directors or (ii) if the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting (or any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each such nominee and who has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.

        The advance notice procedures of our bylaws provide that, to be timely, a stockholder's notice with respect to director nominations or other proposals for an annual meeting must be delivered to our corporate secretary at our principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for our preceding year's annual meeting. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, to be timely, a stockholder's notice must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the close of business on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

REIT Qualification

        Our charter provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Effects of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and other stockholder proposals. Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors' and Officers' Liability

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

        The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

        In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

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  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

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  a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

        We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

        The partnership agreement provides that we, our directors, officers and employees, the general partner and its trustees, officers and employees, employees of our operating partnership and any other persons whom the general partner may designate are indemnified to the fullest extent permitted by law. See "Description of the Partnership Agreement of CyrusOne LP—Indemnification and Limitation of Liability."

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. Supplemental U.S. federal income tax considerations relevant to the ownership of the other securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. For purposes of this section under the heading "U.S. Federal Income Tax Considerations," references to "CyrusOne Inc.," "we," "our" and "us" generally mean only CyrusOne Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated, and references to "tenants" are to persons who are treated as lessees of real property for purposes of the REIT requirements including, in general, persons who are referred to as "customers" elsewhere in this prospectus. This summary is based upon the Code, the regulations promulgated by the Treasury, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local or non-U.S. tax consequences relevant to us or an investment in any securities offered by this prospectus, and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  broker-dealers;

  •
  regulated investment companies;

  •
  partnerships, other pass-through entities and trusts;

  •
  persons who hold the securities offered by this prospectus on behalf of other persons as nominees;

  •
  persons who receive our stock through the issuance of restricted stock pursuant to our 2012 Long Term Incentive Plan or otherwise as compensation;

  •
  persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

        and, except to the extent discussed below:

  •
  tax-exempt organizations; and

  •
  foreign investors.

        This summary assumes that investors will hold their shares of our common stock as a capital asset, which generally means property held for investment.

        The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding or disposing of our common stock will depend on the stockholder's particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

  Taxation of CyrusOne Inc.

        We have elected to be treated as a REIT commencing with our taxable year ended December 31, 2013, and intend to continue to operate in a manner that will allow us to qualify as a REIT.

        The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our special REIT tax counsel ("Special Tax Counsel"), and has provided us an opinion to the effect that, commencing with our taxable year ended December 31, 2013, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Special Tax Counsel is based on various assumptions relating to our organization and operation, and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Special Tax Counsel or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued. Special Tax Counsel has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depend on our ability to meet on a continuing basis, through actual operating results, distribution levels, diversity of stock ownership, and various qualification requirements imposed upon REITs by the Code, all the results of which have not been and will not be reviewed by Special Tax Counsel. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year have satisfied or will satisfy such requirements for qualification and taxation as a REIT.

        We have received a private letter ruling from the IRS with respect to certain issues relevant to our qualification as a REIT. In general, the ruling provides, subject to the terms and conditions contained therein, that certain structural components of our properties (e.g., relating to the provision of electricity, HVAC, regulation of humidity, security and fire protection, and telecommunication services) and intangible assets, and certain services that we or CBI may provide, directly or through subsidiaries, to our tenants, will not adversely affect our qualification as a REIT. Although we may generally rely upon the ruling, no assurance can be given that the IRS will not challenge our qualification as a REIT on the basis of other issues or facts outside the scope of the ruling.

  Taxation of REITs in General

        As indicated above, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under "—Requirements for Qualification—General." While we intend to operate so that we continue to qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify."

        Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from an investment in a C corporation. A "C corporation" is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

        Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See "—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions."

        If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

  •
  We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions" and "—Foreclosure Property" below.

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  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate.

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

  •
  If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the nonqualifying assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

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  If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Requirements for Qualification—General."

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  A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm's length terms.

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  If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

  •
  The earnings of our TRSs will generally be subject to U.S. federal corporate income tax.

        In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, gross receipts and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

  Requirements for Qualification—General

        The Code defines a REIT as a corporation, trust or association:

  1.
  that is managed by one or more trustees or directors;

  2.
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  3.
  that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

  4.
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

  5.
  the beneficial ownership of which is held by 100 or more persons;

  6.
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities); and

  7.
  that meets other tests described below, including with respect to the nature of its income and assets.

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation's initial tax year as a REIT (which, in our case, was 2013). Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

        To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We adopted December 31 as our year-end and thereby satisfy this requirement.

  Effect of Subsidiary Entities

        Ownership of Partnership Interests.    If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership's assets, and to earn our proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

        We have control of any subsidiary entity treated as a partnership and intend to operate such entities in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any entity treated as a partnership and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that an entity treated as a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in such entity or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        Disregarded Subsidiaries.    If we own a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is generally disregarded as a separate entity for U.S. federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us (either directly or through other disregarded entities), including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. For example, our operating partnership is currently a disregarded entity. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in our operating partnership or other disregarded subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Asset Tests" and "—Income Tests."

        Taxable REIT Subsidiaries.    In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

        We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary corporation to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary corporation, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

        The TRS rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm's length basis.

        Subsidiary REITs.    We own certain of our assets through a subsidiary that is intended to be treated as a REIT. Our stock of any subsidiary REIT will generally be treated as a qualifying real estate asset for purposes of the REIT asset requirements (see "—Asset Tests" below), and any dividend income or gains derived by us from such stock will generally be treated as income that qualifies for purposes of the REIT 95% and 75% income requirements (see "—Income Tests" below), provided, in each case, that such subsidiary qualifies as a REIT. We and any subsidiary REIT are separate entities, each of which intends to qualify as a REIT, and each of which must independently satisfy the various REIT qualification requirements as described herein. If our subsidiary REIT were to fail to qualify as a REIT, it would then be a regular taxable corporation, and its income would be subject to U.S. federal income tax. In addition, a failure of such subsidiary to qualify as a REIT would likely have an adverse effect on our ability to comply with the REIT asset and income requirements described below, and thus our ability to qualify as a REIT.

  New Interest Deduction Limitations

        Commencing in taxable years beginning after December 31, 2017, Section 163(j) of the Code limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of "adjusted taxable income," subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage. If we make this election, we must use a generally less favorable depreciation system under the Code for our real property (including certain improvements). If we do not make the election or if the election is determined not to be available with respect to all or certain of our business activities, the new interest deduction limitation could change the amount of

REIT taxable income we have and thus change the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. In addition, the foregoing limitations on the deduction of interest expense (including, if applicable, elections with respect thereto) will apply to our TRSs or other regarded subsidiary entities.

  Income Tests

        In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," discharge of indebtedness and certain hedging transactions, generally must be derived from "rents from real property," gains from the sale of real property, mortgages on real property, and shares in other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), dividends received from other REITs, and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

        Rents from Real Property.    Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met.

  •
  The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

  •
  Neither we nor an actual or constructive owner of 10% or more of our stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled TRS" is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled TRS" is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

  •
  Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property"; and

  •
  We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We are permitted,

    however, to perform directly certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a TRS, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent that we receive from those tenants to fail to qualify as "rents from real property." Any amounts that we receive from a TRS with respect to the TRS's provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

        A significant portion of the value of our properties is attributable to structural components related to the provision of electricity, heating ventilation and air conditioning, regulation of humidity, security and fire protection, and telecommunications infrastructure. In addition, we or our affiliates will provide certain services to tenants of our properties. We expect that our structural components will be treated as real property for purposes of the REIT gross income tests, and we intend to structure the provision of services in a manner that does not prevent our rental income from qualifying as "rents from real property." We have received a private letter ruling from the IRS with respect to certain issues relevant to our qualification as a REIT. In general, the ruling provides, subject to the terms and conditions contained therein, that certain structural components of our properties (e.g., relating to the provision of electricity, HVAC, regulation of humidity, security and fire protection, and telecommunication services), and certain services that we or CBI may provide, directly or through subsidiaries, to our tenants, will not adversely affect our qualification as a REIT. Although we may generally rely upon the ruling, no assurance can be given that the IRS will not challenge our qualification as a REIT on the basis of other issues or facts outside the scope of the ruling. In addition, the ruling may not apply to our subsidiary REIT, which was formed after our receipt of the ruling.

        We intend to cause any services that are not "usually or customarily rendered," or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a TRS or through an "independent contractor." However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

        Interest Income.    Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or an interest in real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will generally be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In certain cases, personal property collateral securing a loan that we hold may be treated as real property for purposes of the foregoing rules. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Dividend Income.    We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

        Fee Income.    Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of our gross income tests.

        Hedging Transactions.    Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain specified risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business and that the instrument be properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test.

        Failure to Satisfy the Gross Income Tests.    If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations, which have not yet been issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. Even if these relief provisions apply, and we retain our status as a REIT, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

  Asset Tests

        At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property (and certain ancillary personal property), stock of other corporations that qualify as REITs, some kinds of mortgage-backed securities and mortgage loans, and debt instruments (whether or not secured by real property) that are issued by a "publicly offered REIT" (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act). Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

        Second, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets.

        Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the value prong of the 10% asset test does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for purposes of the value prong of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

        Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets.

        Fifth, no more than 25% of the total value of our assets may be represented by "nonqualified publicly offered REIT debt instruments" (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).

        Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by non-publicly offered REIT may not so qualify (although such debt will not be treated as "securities" for purposes of the value prong of the 10% asset test, as explained below).

        Certain securities will not cause a violation of the value prong of the 10% asset test described above. Such securities include instruments that constitute "straight debt," which term generally excludes, among other things, securities having contingency features. A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the value prong of the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a nongovernmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income Tests." In applying the value prong of the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in the equity and certain debt securities issued by that partnership.

        A significant portion of the value of our properties is attributable to structural components related to the provision of electricity, heating ventilation and air conditioning, regulation of humidity, security and fire protection, and telecommunication infrastructure. We expect that our structural components will be treated as real property for purposes of the REIT asset tests, and we have received a private letter ruling from the IRS, subject to the terms and conditions contained therein, generally to that effect. If, however, any structural components not covered by the IRS ruling are subsequently determined not to constitute real property for purposes of the REIT asset tests, we could fail to satisfy such tests.

        No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

        However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset tests and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter such a failure would not cause us to lose our REIT qualification if we (i) satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in clause (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

        In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

        Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset tests to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

  Annual Distribution Requirements

        In order to qualify as a REIT, we are required to annually distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

  (i)
  the sum of

  (a)
  90% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid; and

  (b)
  90% of our after tax net income, if any, from foreclosure property (as described below); minus

  (ii)
  the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid.

        We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. These distributions will be treated as received by our stockholders in the year in which paid.

        To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, some or all of our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (ii) the tax that we paid on their behalf with respect to that income.

        To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made. See "—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions."

        If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets, or for other reasons. If these timing differences occur, we may sell assets, borrow funds to pay dividends or pay dividends through the distribution of other property (including shares of our stock) in order to meet the distribution requirements, while preserving our cash.

        If our taxable income for a particular year is subsequently determined to have been understated, we may be able to rectify a resultant failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

        For purposes of the 90% distribution requirement and excise tax described above, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

  Prohibited Transactions

        Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

  Like-Kind Exchanges

        We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

  Derivatives and Hedging Transactions

        We may enter into hedging transactions, including with respect to foreign currency exchange rate and interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as swap contracts, cap or floor contracts, futures or forward contracts, and options. Income from a hedging transaction (including gain from the sale, disposition, or termination of a position in such a transaction) generally will not constitute gross income for purposes of the 75% and 95% gross income tests if we properly identify the transaction as specified in applicable Treasury regulations and we enter into such transaction (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests; or (iii) in connection with the extinguishment of indebtedness with respect to which we have entered into a qualified hedging position described in clause (i) or the disposition of property with respect to which we have entered into a qualified hedging position described in clause (ii), primarily to manage the risks of such hedging positions. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the REIT asset tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

  Foreclosure Property

        Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

  Penalty Tax

        Any redetermined rents, redetermined deductions, excess interest, or redetermined TRS service income that we or our TRSs generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations, and redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a tenant of ours) to the extent such income is lower than the income the TRS would have earned based on arm's length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

        From time to time, our TRS may provide services to our tenants. We intend to set the fees paid to our TRS for such services at arm's length rates, although the fees paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's length fee for tenant services over the amount actually paid.

  Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in "—Income Tests" and "—Asset Tests."

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to stockholders would be taxable as regular corporate dividends. Such dividends paid to U.S. stockholders that are individuals, trusts and estates may be taxable at the preferential income tax rates for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

  Tax Aspects of Our Operating Partnership and any Subsidiary Partnerships and Disregarded Entities

        General.    All of our investments will be held through our operating partnership, which, as noted above, is currently treated as a disregarded entity for U.S. federal income tax purposes. In addition, our operating partnership holds certain of its investments indirectly through subsidiary entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are "pass-through" entities which are generally not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax (or, if the partner or member is a REIT, it would be subject to a distribution requirement) on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held through our operating partnership and the subsidiary partnerships and limited liability companies, based on our capital interest in each such entity. See "—Taxation of CyrusOne Inc."

        Entity Classification.    Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities (as applicable), as opposed to associations taxable as corporations for U.S. federal income tax purposes. If our operating partnership or a subsidiary partnership or limited liability company were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of CyrusOne Inc.—Asset Tests" and "—Income Tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a distribution requirement without a corresponding receipt of cash. We believe that our operating partnership and each of our other partnerships and limited liability companies will be classified as partnerships or disregarded entities for U.S. federal income tax purposes.

        Allocations of Income, Gain, Loss and Deduction.    A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. In the event that our operating partnership becomes a partnership (rather than a disregarded entity) for U.S. federal income tax purposes, we intend that any allocations of taxable income and loss will comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

        Tax Allocations with Respect to the Properties.    Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In the event that our operating partnership becomes a partnership (rather than a disregarded entity) for U.S. federal income tax purposes, we intend that any allocations will be made in a manner consistent with Section 704(c) of the Code and the Treasury regulations thereunder.

        Any property acquired by a partnership in which we invest in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

        New Partnership Audit Rules.    The Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules, among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. Although certain aspects of these new rules remain uncertain, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.

  Taxation of Stockholders

  Taxation of Taxable U.S. Stockholders

        The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our stock applicable to taxable U.S. stockholders. A "U.S. stockholder" is a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

  •
  an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust if (a) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (b) that trust has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

        If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

        Distributions.    So long as we qualify as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by most U.S. stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

  •
  income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

  •
  dividends received by the REIT from TRSs or other taxable C corporations;

  •
  dividends received by the REIT from other REITs to the extent designated by such other REITs as qualified dividends, or

  •
  income in the prior taxable year from sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

        In addition, for taxable years that begin after December 31, 2017 and before January 1, 2026, U.S. stockholders that are individuals, trusts or estates are generally entitled to a deduction equal to 20% of the aggregate amount of ordinary income dividends received from a REIT (not including capital gain dividends or dividends eligible for the preferential rates applicable to qualified dividends as described above), subject to certain limitations. Under final regulations recently issued by the Internal Revenue Service, in order to qualify for this deduction with respect to a dividend on our common shares, a stockholder must hold such shares for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (taking into account certain special holding period rules that may, among other consequences, reduce a shareholder's holding period during any period in which the shareholder has diminished its risk of loss with respect to the shares). Stockholders are urged to consult their tax advisors as to their ability to claim this deduction.

        Distributions that we designate as capital gain dividends will generally be taxed to our U.S. stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case we may elect to treat our U.S. stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains. See "Taxation of CyrusOne Inc.—Annual Distribution Requirements." Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at reduced maximum U.S. federal rates in the case of U.S. stockholders that are individuals, trusts or estates, and ordinary income rates in the case of U.S. stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder's shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, the stockholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may, subject to limitations, reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "Taxation of CyrusOne Inc.—Annual Distribution Requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

        Dispositions of Our Stock.    If a U.S. stockholder sells or disposes of shares of our stock, the stockholder will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the stockholder's adjusted tax basis in the shares of stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a reduced maximum U.S. federal income tax rate if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at ordinary income rates, whether or not such gains are classified as longterm capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the stockholder as long-term capital gain.

        If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Passive Activity Losses and Investment Interest Limitations.    Distributions that we make and gains arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

  Taxation of Non-U.S. Stockholders

        The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. stockholders. A "non-U.S. stockholder" is a beneficial owner of our common stock other than a partnership or U.S. stockholder.

        Ordinary Dividends.    The portion of dividends received by non-U.S. stockholders that (i) is payable out of our earnings and profits, (ii) is not attributable to capital gains that we recognize and (iii) is not effectively connected with a U.S. trade or business of the non-U.S. stockholder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

        In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder's investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends. Such effectively connected income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. stockholder that is a corporation.

        Non-Dividend Distributions.    Unless our stock constitutes a U.S. real property interest ("USRPI"), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (i) the stockholder's proportionate share of our earnings and profits, plus (ii) the stockholder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax may be enforced by a withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

        Capital Gain Dividends.    Under FIRPTA, a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under "—Taxation of Non-U.S. Stockholders—Ordinary Dividends," for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to the highest corporate tax rate applied to the maximum amount that could have been designated as USRPI capital gain dividends. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. stockholder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty), or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other requirements are met, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains. A significant portion of our assets are USRPIs.

        A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see "—Taxation of Non-U.S. Stockholders—Ordinary Dividends"), if (i) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (ii) the recipient non-U.S. stockholder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. Our common stock is, and we anticipate that it will continue to be, "regularly traded" on an established securities exchange.

        Dispositions of Our Stock.    Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. stockholder generally will not be subject to U.S. taxation. Subject to certain exceptions discussed below, our stock will be treated as a USRPI if, at any time during a prescribed testing period, 50% or more of our assets consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We believe that 50% or more of our assets consists of USRPIs.

        Even if the foregoing 50% test is met, however, our stock will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT, less than 50% of the value of which is held, directly or indirectly, by non-U.S. stockholders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our stock, as described in Section 897(h)(4)(E) of the Code). As described above, our charter contains restrictions designed to protect our status as a "domestically controlled qualified investment entity," and we believe that we are and will remain a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically controlled qualified investment entity.

        In the event that we are not a domestically controlled qualified investment entity, but our stock is "regularly traded," as defined by applicable Treasury regulations, on an established securities market, a non-U.S. stockholder's sale of our common stock nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder held 10% or less of our outstanding shares of our common stock any time during a prescribed testing period. Our common stock is, and we expect that it will continue to be, regularly traded on an established securities market.

        If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Moreover, in order to enforce the collection of the tax, the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty), or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other requirements are met, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S.

stockholder (a) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (b) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

        Special FIRPTA Rules.    Certain provisions under FIRPTA create certain exemptions from FIRPTA and otherwise modify the application of the foregoing FIRPTA rules for particular types of non-U.S. investors, including "qualified foreign pension funds" and their wholly owned foreign subsidiaries and certain widely held, publicly traded "qualified collective investment vehicles." Non-U.S. stockholders are urged to consult their own tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our common stock.

        Estate Tax.    If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

        Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning and disposing of our stock.

  Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income ("UBTI"). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

        Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

        In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of any dividends received from us as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless (i) we are required to "look through" one or more of our pension trust stockholders in order to satisfy the REIT "closely held" test and (ii) either (a) one pension trust owns more than 25% of the value of our stock or (b) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively own more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

        Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning and disposing of our stock.

  Other Tax Considerations

  Legislative or Other Actions Affecting REITs

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. For example, the "Tax Cuts and Jobs Act" (the "Act") significantly changed the U.S. federal income tax laws applicable to businesses and their owners, including REITs and their shareholders. We cannot predict the long-term effect of the Act or any future law changes on REITs or their shareholders. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

  Medicare 3.8% Tax on Investment Income

        Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax on dividends and certain other investment income, including capital gains from the sale or other disposition of our common stock.

  Foreign Account Tax Compliance Act

        Sections 1471 to 1474 of the Code and existing guidance issued thereunder require withholding at a rate of 30% on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of these rules on their investment in our common stock.

  State, Local and Foreign Taxes

        We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

PLAN OF DISTRIBUTION

        We and any selling securityholder may sell the securities under this prospectus in one or more of the following ways (or in any combination) from time to time:

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  to or through one or more underwriters or dealers;

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  in short or long transactions;

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  directly by us or any selling securityholders to investors;

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  through agents; or

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  through a combination of these methods.

        In addition, we and any selling securityholder may sell any securities covered by this prospectus in private transactions, and any selling securityholder may sell under Rule 144 of the Securities Act, rather than pursuant to this prospectus.

        If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

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  in privately negotiated transactions;

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  in one or more transactions at a fixed price or prices, which may be changed from time to time;

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  in one or more transactions, including "forward" transactions at a floating price or prices that may be changed from time to time;

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  in "at-the-market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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  at prices related to those prevailing market prices; or

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  at negotiated prices.

        As applicable, we and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement the terms and offering of securities by us or any selling securityholder, including:

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  the names of any underwriters, dealers, agents or other counterparties;

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  any agency fees or underwriting discounts or commissions and other items constituting agents' or underwriters' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers;

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  details regarding over-allotment options under which underwriters may purchase additional securities from us or any selling securityholders, if any;

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  the purchase price of the securities being offered and the proceeds we or any selling securityholder will receive from the sale;

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  the public offering price; and

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  the securities exchanges on which such securities may be listed, if any.

        We or any selling securityholder may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or any selling securityholder or borrowed from us or any securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any selling securityholder in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us or any selling securityholder will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment). We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.

        We or any selling securityholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Agents and Dealers

        If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We or any selling securityholder may sell the securities through agents from time to time. When we or any selling securityholder sell securities through agents, the prospectus supplement will name any agent involved in the offer or sale of securities and any commissions we or any selling securityholder pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        We or any selling securityholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us or any selling securityholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or any selling securityholder pay for solicitation of these contracts.

        Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us or any selling securityholders and the underwriters, dealers and agents.

        We or any selling securityholder may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us, any selling securityholders or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any securities offered by us or any selling securityholders will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading "Underwriting" in the applicable prospectus supplement.

        Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Stabilization Activities

        In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

        Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales

        We or any selling securityholder may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We or any selling securityholder may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

At-the-Market Offerings

        To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Trading Market and Listing of Securities

        Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Select Market. The securities other than common stock may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

 LEGAL MATTERS

        Unless otherwise indicated in the prospectus supplement, certain legal matters regarding the validity of the securities offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP and by Venable LLP, with respect to matters of Maryland law. Certain U.S. federal income tax matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP.

 EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from CyrusOne Inc.'s Annual Report on Form 10-K, and the effectiveness of CyrusOne Inc.'s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The audited historical financial statements of Zenium Topco Limited for the fiscal year ended December 31, 2017 included in exhibit 99.1 of CyrusOne Inc.'s Current Report on Form 8-K/A filed November 1, 2018 (as amended by the Form 8-K/A filed April 23, 2019) have been so incorporated by reference in reliance on the report (which contains an explanatory paragraph relating to the exclusion of Zenium Topco Limited's comparative financial information as described in Note 2.1 to the financial statements) of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

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CyrusOne LP
CyrusOne Finance Corp.

€            % Senior Notes due 2027

Barclays	BofA Securities	Deutsche Bank